                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                       401(k) SAVINGS AND INVESTMENT PLAN



               (As Amended and Restated Effective January 1, 1994)

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                       401(k) SAVINGS AND INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 1994)


                                   I N D E X

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ARTICLE I                 DEFINITIONS...........................................................................  3
Section:
      1.1                 Accounts..............................................................................  3
      1.2                 Administrator.........................................................................  3
      1.3                 Affiliate.............................................................................  3
      1.4                 After-Tax Contributions...............................................................  3
      1.5                 After-Tax Contribution Account........................................................  3
      1.6                 Anniversary Date......................................................................  3
      1.7                 Beneficiary...........................................................................  3
      1.8                 Code..................................................................................  3
      1.9                 Company...............................................................................  3
      1.10                Company Stock.........................................................................  3
      1.11                Committee.............................................................................  4
      1.13                Contribution..........................................................................  5
      1.14                Defined Benefit Plan..................................................................  5
      1.15                Effective Date........................................................................  5
      1.16                Employee..............................................................................  5
      1.17                Employer..............................................................................  6
      1.18                Employer Matching Contribution........................................................  6
      1.19                Employer Matching Contribution Account................................................  6
      1.20                Entry Date............................................................................  6
      1.21                ERISA.................................................................................  6
      1.22                ESOP Account..........................................................................  6
      1.23                ESOP Contributions....................................................................  6
      1.24                ESOP Fund.............................................................................  6
      1.25                ESOP Trust............................................................................  6
      1.26                ESOP Trustee..........................................................................  6
      1.27                Exempt Loan...........................................................................  6
      1.28                Financed Stock........................................................................  6
      1.29                Fiduciaries...........................................................................  6
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      1.30                Hour of Service.......................................................................  7
      1.31                Investment Fund.......................................................................  8
      1.32                Investment Manager....................................................................  8
      1.33                Leased Employee.......................................................................  8
      1.34                Original Plan.........................................................................  8
      1.35                Participant...........................................................................  8
      1.36                Plan..................................................................................  8
      1.37                Plan Year.............................................................................  9
      1.38                Pre-Tax Contributions.................................................................  9
      1.39                Pre-Tax Contribution Account..........................................................  9
      1.40                Prior Plan............................................................................  9
      1.41                Retirement............................................................................  9
      1.42                Retirement Date.......................................................................  9
      1.43                Rollover Account......................................................................  9
      1.44                Rollover Contribution.................................................................  9
      1.45                Savings Trust.........................................................................  9
      1.46                Savings Trustee.......................................................................  9
      1.47                Service...............................................................................  9
      1.48                Stock Suspense Account................................................................ 10
      1.49                Superseded Plan....................................................................... 10
      1.50                Trust Agreements...................................................................... 10
      1.51                Trust Funds........................................................................... 10
      1.52                Trustees.............................................................................. 10
      1.53                Valuation Date........................................................................ 10
      1.54                Vesting Computation Period............................................................ 10
      1.55                Vesting Service....................................................................... 10

ARTICLE II                ADMINISTRATION OF THE PLAN............................................................ 11
Section:
      2.1                 Appointment of Committee.............................................................. 11
      2.2                 Records of Committee.................................................................. 11
      2.3                 Committee Action...................................................................... 11
      2.4                 Committee Disqualification............................................................ 11
      2.5                 Committee Compensation and Expenses................................................... 11
      2.6                 Committee Liability................................................................... 12
      2.7                 Committee Determinations.............................................................. 12
      2.8                 Information from Employer............................................................. 13
      2.9                 Uniform Administration................................................................ 13
      2.10                Reporting Responsibilities............................................................ 14

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      2.11                Disclosure Responsibilities........................................................... 14
      2.12                Annual Statements..................................................................... 14
      2.13                Allocation of Responsibility Among Fiduciaries for Plan and Trust
                             Administration..................................................................... 14
      2.14                Annual Audit.......................................................................... 15
      2.15                Presenting Claims for Benefits........................................................ 15
      2.16                Claims Review Procedure............................................................... 16
      2.17                Disputed Benefits..................................................................... 17

ARTICLE III               PARTICIPATION IN THE PLAN............................................................. 18
Section:
      3.1                 Eligibility of Employees.............................................................. 18
      3.2                 Employee Information.................................................................. 18
      3.3                 Notification of Eligible Employees.................................................... 18
      3.4                 Application by Participants........................................................... 18
      3.5                 Authorized Absences................................................................... 19
      3.6                 Vesting Service....................................................................... 20
      3.7                 Break In Service...................................................................... 20
      3.8                 Participation and Vesting upon Re-Employment.......................................... 20
      3.9                 Transfers............................................................................. 21

ARTICLE IV                CONTRIBUTIONS TO THE PLAN............................................................. 23
Section:
      4.1                 Employer Contributions................................................................ 23
      4.2                 Pre-Tax Contributions................................................................. 23
      4.3                 Actual Deferral Percentage............................................................ 24
      4.4                 Actual Deferral Percentage Limits..................................................... 25
      4.5                 Reduction of Pre-Tax Contribution Rates by Leveling Method............................ 27
      4.6                 Increase in Pre-Tax Contribution Rates................................................ 27
      4.7                 Excess Pre-Tax Contributions.......................................................... 27
      4.8                 Aggregation of Family Members in Determining the
                             Actual Deferral Ratio.............................................................. 28
      4.9                 Contribution Percentage and ESOP Percentage........................................... 29
      4.10                Contribution Percentage and ESOP Percentage Limits.................................... 31
      4.11                Treatment of Excess Aggregate Contributions or ESOP Contributions..................... 32
      4.12                Aggregation of Family Members in Determining the
                             Actual Contribution Ratio.......................................................... 33
      4.13                Multiple Use of Alternative Limitation................................................ 34
      4.14                ESOP Contributions, Employer Matching Contributions and
                             Pre-Tax Contributions To Be Tax-Deductible......................................... 34
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      4.15                Maximum Allocations................................................................... 34
      4.16                Refunds to Employer................................................................... 34

ARTICLE V                 PARTICIPANTS' ACCOUNTS................................................................ 35
Section:
      5.1                 Trust Accounts........................................................................ 35
      5.2                 Valuation of Trust Funds.............................................................. 35
      5.3                 Allocation to Accounts................................................................ 36
      5.4                 Treatment of Company Stock Purchased with an Exempt Loan.............................. 39
      5.5                 Maximum Annual Additions.............................................................. 40
      5.6                 Borrowings to Purchase Company Stock; Certain Conditions Applicable
                             to Such Company Stock.............................................................. 48

ARTICLE VI                PARTICIPANTS' BENEFITS................................................................ 51
Section:
      6.1                 Termination of Service................................................................ 51
      6.2                 Disability of Participants............................................................ 51
      6.3                 Death of Participants................................................................. 51
      6.4                 Retirement of Participants on or After Retirement Date................................ 52
      6.5                 In-Service Distributions.............................................................. 52
      6.6                 Payments of Benefits.................................................................. 52
      6.7                 Participation Rights Determined as of Valuation Date
                             Preceding Termination of Employment................................................ 54
      6.8                 Disposition of Forfeitures............................................................ 55
      6.9                 Required Minimum Distributions........................................................ 55
      6.10                Unclaimed Benefits.................................................................... 55
      6.11                ESOP Allocations...................................................................... 56
      6.12                Right to Transfer Eligible Rollover Distribution...................................... 56

ARTICLE VII               WITHDRAWALS AND LOANS................................................................. 57
Section:
      7.1                 Withdrawal of Pre-Tax Contribution Account on or
                             After Age 59-1/2................................................................... 57
      7.2                 Withdrawal of After-Tax Contributions................................................. 57
      7.3                 Conditions of Withdrawals of After-Tax Contributions.................................. 57
      7.4                 Hardship Withdrawals from Pre-Tax Contribution Account................................ 57
      7.5                 Loans................................................................................. 59

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ARTICLE VIII              INVESTMENT DIRECTIONS................................................................. 61
Section:
      8.1                 Investment of Trust Funds............................................................. 61
      8.2                 Diversification Election.............................................................. 66
      8.3                 Voting of Company Stock; Exercise of Other Rights..................................... 67

ARTICLE IX                TRUST AGREEMENT AND TRUST FUND........................................................ 69
Section:
      9.1                 Trust Agreement....................................................................... 69
      9.2                 Benefits Paid Solely from Trust Funds................................................. 69
      9.3                 Committee Directions to Trustees...................................................... 69
      9.4                 Trustees' Reliance on Committee Instructions.......................................... 69
      9.5                 Authority of Trustees in Absence of Instructions
                             from the Committee................................................................. 69
      9.6                 Compliance with Exchange Act Rule 10(b)(18)........................................... 70

ARTICLE X                 ADOPTION OF PLAN BY OTHER CORPORATIONS,
                          AMENDMENT AND TERMINATION OF THE PLAN, AND
                          DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST
                          FUNDS................................................................................. 71
Section:
      10.1                Adoption by Employers................................................................. 71
      10.2                Continuous Service.................................................................... 71
      10.3                Amendment of the Plan................................................................. 72
      10.4                Termination of the Plan............................................................... 72
      10.5                Distribution of Trust Funds on Termination............................................ 73
      10.6                Effect of Discontinuance of Contributions............................................. 73
      10.7                Merger of Plan with Another Plan...................................................... 73

ARTICLE XI                TOP-HEAVY PLAN REQUIREMENTS........................................................... 75
Section:
      11.1                General Rule.......................................................................... 75
      11.2                Vesting Provisions.................................................................... 75
      11.3                Minimum Contribution Provisions....................................................... 75
      11.4                Limitation on Contributions........................................................... 76
      11.5                Coordination with Other Plans......................................................... 77
      11.6                Distributions to Certain Key Employees................................................ 77
      11.7                Determination of Top-Heavy Status..................................................... 77

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ARTICLE XII               MISCELLANEOUS PROVISIONS.............................................................. 82
Section:
      12.1                Terms of Employment................................................................... 82
      12.2                Controlling Law....................................................................... 82
      12.3                Invalidity of Particular Provisions................................................... 82
      12.4                Non-Alienability of Rights of Participants............................................ 82
      12.5                Payments in Satisfaction of Claims of Participants.................................... 83
      12.6                Payments Due Minors and Incompetents.................................................. 83
      12.7                Acceptance of Terms and Conditions of Plan by Participants............................ 83
      12.8                Impossibility of Diversion of Trust Fund.............................................. 83
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                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                       401(k) SAVINGS AND INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 1994)


                                    Recitals


                  Central Louisiana Electric Company, Inc. (the "Company"), a Louisiana corporation with its principal place of business in Pineville, Louisiana, established the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan (the "Original Plan"), effective January 1, 1985, for the benefit of its eligible Employees. The Company retained the right to amend such Savings Plan under Section 12.1 thereof. Effective January 1, 1989, the Original Plan was amended to comply with the provisions of the Tax Reform Act of 1986 and to make certain other changes therein (the "Superseded Plan").

                  Effective April 2, 1991, the Board of Directors of the Company authorized the amendment and restatement of the Superseded Plan (the "Prior Plan") to include an employee stock ownership plan which is a stock bonus plan intended to qualify under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and as such is designed to invest primarily in Company Stock.

                  Effective January 1, 1994, the Board of Directors of the Company authorized the amendment, restatement and continuation of the Prior Plan in the form set forth herein (the "Plan").

                  The Central Louisiana Electric Company 401(k) Savings and Investment Trust, as established effective January 1, 1985 and as amended and restated effective January 1, 1989 by Trust Agreement with Merrill Lynch Trust Company as trustee thereof and thereafter amended, is intended to continue in effect and to form a part of this Plan. The Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan ESOP Trust, as established effective April 2, 1991 by Trust Agreement with State Street Bank and Trust Company, a Massachusetts trust company, as trustee thereof and thereafter amended is also intended to form a part of this Plan. The Plan and Trust Agreements are also intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Code, and of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

                  The provisions of this Plan shall apply to a Participant who continues his Service after the Effective Date. Except as otherwise set forth herein, the rights and benefits, if any, of a former Participant who terminated his Service prior to the Effective Date shall be determined under the provisions of the Prior Plan in effect on the date his Service terminated.

                  NOW, THEREFORE, Central Louisiana Electric Company, Inc. hereby amends, restates in its entirety and continues the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, effective January 1, 1994, as follows:

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




                                    ARTICLE I

                                   DEFINITIONS

                  As used in the Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:


2        Accounts: The accounts maintained for a Participant pursuant to Section
5.1.

         2.1 Administrator: The Company or, at the Company's election pursuant to Section 2.1, an Employee Benefits Committee.

         2.2 Affiliate: A corporation or other trade or business which, together with the Company, is "under common control" within the meaning of Section 414(b) or (c), as modified by Section 415(h) of the Code; any organization (whether or not incorporated) which is a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under
Section 414(o) of the Code.

         2.3 After-Tax Contributions: Any amount contributed prior to January 1, 1989 by a Participant to the Plan from his Compensation as After-Tax Contributions pursuant to the Original Plan.

         2.4 After-Tax Contribution Account: The account or accounts maintained for each Participant who made After-Tax Contributions to the Original Plan to reflect his After-Tax Contributions and adjustments relating thereto.

         2.5 Anniversary Date: January 1.

         2.6 Beneficiary: Such natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to receive a Participant's death benefits under the Plan, as provided in Section 6.3 hereof.

         2.7 Code: The Internal Revenue Code of 1986, as amended from time to time.

         2.8 Company: Central Louisiana Electric Company, Inc., a Louisiana corporation, or a successor to Central Louisiana Electric Company, Inc. in the ownership of substantially all of its assets.

         2.9 Company Stock: Stock of the Company which shall meet one of the following requirements:

                  (a) Such stock may be common stock of the Company readily tradable on an established securities market;

                  (b) If there is no such readily tradable common stock, then the term "Company Stock" shall mean common stock issued by the Company having a combination of voting power and dividend rights equal to or in excess of (i) the class of common stock of the Company having the greatest voting power and (ii) the class of common stock of the Company having the greatest dividend rights;

                  (c) "Company Stock" may be noncallable preferred stock that is convertible at any time into stock that meets the requirements of the applicable of subparagraph (a) or (b) above and if such conversion is at a conversion price which (as of the date of the acquisition of such stock by the Plan) is reasonable. For purposes of this subparagraph, preferred stock shall be treated as noncallable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of this subparagraph.

         2.10 Committee: The Employee Benefits Committee appointed by the Board of Directors of the Company pursuant to Section 2.1.

         2.11 Compensation: The total compensation actually paid to the respective Participants by the Employer during the applicable payroll period, including salaries, wages, commissions, overtime pay and any other payments of compensation which would be subject to tax under Section 3401(a) of the Code, determined without regard to any dollar limitations under Section 3121(a)(1) of the Code. The Compensation of a Participant shall also include any amount which is not currently includable in the Participant's gross income by reason of the application of Sections 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code. The Compensation of the respective Participants as reflected by the books and records of the Employer shall be conclusive. Notwithstanding anything herein to the contrary, effective January 1, 1989, in no event shall the Compensation taken into account under the Plan for any Participant during a given Plan Year exceed $200,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate under Section 401(a)(17) of the Code.

                  In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the Compensation limit set forth in this provision.

                  If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the Compensation limit is $150,000. For purposes of applying the $150,000 limit on Compensation, the family unit of an Employee who either is a 5% owner or is both a highly compensated employee and one of the ten most highly compensated employees will be treated as a single Employee with one Compensation, and the $150,000 limit will be allocated among the members of the family unit in proportion to the total Compensation of each member of the family unit. For this purpose, a family unit consists of the Employee who is a 5% owner or one of the ten most highly compensated employees, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year.

         2.12 Contribution: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by the Employer or by a Participant from his Compensation, including ESOP Contributions, Employer Matching Contributions, Pre-Tax Basic Contributions or Pre-Tax Excess Contributions.

         2.13 Defined Benefit Plan: Any defined benefit plan (as defined in
Section 415(k) of the Code) maintained by the Company or by any Affiliate.

         2.14 Effective Date: January 1, 1994.

         2.15 Employee: Any person employed by an Employer and any person employed by an Affiliate, including but not limited to (a) all directors and officers of an Employer except any such person who is not regularly and principally employed by such Employer and (b) any Leased Employee (as defined in Section 414 of the Code, subject to Section 414(n)(5) and as defined in Section
1.32 of this Plan) performing services for an Employer except any such person who is covered by a money purchase pension plan that is provided by the leasing organization and requires a non-integrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting.

         2.16 Employer: The Company, its successors and any eligible organization that shall adopt this Plan pursuant to the provisions of Article X, and the successors, if any, to such organization.

         2.17 Employer Matching Contribution: Any amount, with the exception of ESOP Contributions, contributed to the Trust Fund by the Employer pursuant to
Section 4.1.

         2.18 Employer Matching Contribution Account: The account maintained for each Participant to reflect the Employer Matching Contributions to the Plan or to the Prior Plan for each Participant prior to the Effective Date, and any adjustments thereto made pursuant to the provisions of the Plan.

         2.19 Entry Date: The Effective Date and the first day of each calendar quarter thereafter.

         2.20 ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.21 ESOP Account: The account maintained for each Participant to reflect the interest in the ESOP Fund allocated to each Participant.

         2.22 ESOP Contributions: The Employer Contributions to the ESOP Trust for the purpose of repayment of an Exempt Loan, as described in Section 4.1.

         2.23 ESOP Fund: The investment fund held by the ESOP Trustee which shall be primarily invested and reinvested in shares of Company Stock.

         2.24 ESOP Trust: The Central Louisiana Electric Company 401(k) Savings and Investment Plan ESOP Trust established effective April 2, 1991.

         2.25 ESOP Trustee: State Street Bank and Trust Company, a Massachusetts trust company.

         2.26 Exempt Loan: Any loan or other extension of credit that is used to finance the purchase of Company Stock by the Trustee and that meets the requirements of Section 5.6.

         2.27 Financed Stock: Company Stock acquired with the proceeds of an Exempt Loan.

         2.28 Fiduciaries: The Employer, the Committee, the ESOP Trustee, the Savings Trustee and any other person designated as a Fiduciary with respect to the Plan or the Trust Agreements, but only with respect to the specific responsibilities of each as described in
Section 2.13 hereof. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         2.29 Hour of Service: An Employee shall be credited with an Hour of Service as follows:

                  (a) An Hour of Service shall be credited to an Employee for each hour for which an Employee is directly paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties during the applicable computation period. Such hours shall be credited to the Employee for the computation period or periods in which the duties were performed.

                  (b) An Hour of Service shall be credited to an Employee for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. Hours of Service shall not be credited to an Employee under both paragraphs (a) and (b) of this Section.

                  (c) In addition to Hours of Service credited in paragraphs (a) and (b) of this Section, an Hour of Service shall be credited to an Employee for each hour for which such Employee is directly or indirectly paid, or entitled to such payment by the Employer or an Affiliate for reasons (such as vacation, sickness or disability) other than for the performance of duties during the applicable computation period. For purposes of this paragraph (c), irrespective of whether such hours have accrued in other computation periods, such hours shall be counted in the computation period in which either payment is actually made or amounts payable to the Employee come due. For purposes of this paragraph (c), Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by the lesser of (i) the Employee's most recent hourly rates of compensation for the performance of duties or (ii) the Employee's average hourly rate of compensation for the performance of duties for the most recent computation period in which the Employee completed more than five hundred (500) Hours of Service.

                  (d) The number of Hours of Service which are credited for reasons other than the performance of duties for the Employer in determining a Break In Service shall be determined in accordance with Sections 2530.200b-2(b) and (c) of Title 29, Chapter XXV of the Code of Federal Regulations.

Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)) or a group of trades or businesses under common control (under Section 414(c)), of which the adopting Employer is a member. Notwithstanding anything in this Plan to the contrary, Hours of Service shall not be credited for employment with the Employer or an Affiliate before it becomes or after it ceases to be a member of an affiliated service group, a controlled group of corporations or a group of trades or businesses under common control or for any period when such Employer or Affiliate does not maintain this Plan.

                  Solely for purposes of determining whether a Break In Service, as defined in Section 3.7, for participation and vesting purposes has occurred in a computation period for any Plan Year beginning after December 31, 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break In Service in that period or (2) in all other cases, in the following computation period.

         2.30 Investment Fund: One (1) of the five (5) Investment Funds held under the Trust Fund, as described in Section 8.1.

         2.31 Investment Manager: The Investment Manager, if any, appointed under the Trust Agreements, as such term is defined by Section 3(38) of ERISA.

         2.32 Leased Employee: Any individual (other than an Employee of the recipient Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and "related persons" determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, which services are of a type historically performed in the business field of the recipient Employer.

         2.33 Original Plan: The Central Louisiana Electric Company 401(k) Savings and Investment Plan as established effective January 1, 1985.

         2.34 Participant: An eligible Employee who, pursuant to the provisions of Article III hereof, has elected to participate in the Plan, and who at any relevant time is either making, or has made, Pre-Tax Basic Contributions and for whom contribution accounts continue to be held under the Plan.

         2.35 Plan: The Plan set forth herein, intended to constitute a profit-sharing plan under Section 401(a)(27) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code, including all subsequent amendments hereto.

         2.36 Plan Year: Each fiscal year commencing January 1 and ending December 31 of each calendar year.

         2.37 Pre-Tax Contributions: Any amount deferred by a Participant from his Compensation as "Pre-Tax Basic Contributions" and "Pre-Tax Excess Contributions" pursuant to Section 4.2.

         2.38 Pre-Tax Contribution Account: The account or accounts maintained for each Participant to reflect his Pre-Tax Basic Contributions and Pre-Tax Excess Contributions to the Plan, and any adjustments thereto made pursuant to the provisions of the Plan.

         2.39 Prior Plan: The Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, as amended and restated effective April 2, 1991 and as thereafter amended and in effect on the date immediately preceding the Effective Date.

         2.40 Retirement: Termination of employment on or after the Retirement Date of a Participant.

         2.41 Retirement Date: With respect to Employees employed prior to January 1, 1988, the term "Retirement Date" shall mean the first day of the calendar month coincident with or next following the sixty-fifth (65th) birthday of a Participant; and, with respect to Employees hired on or after January 1, 1988, such term shall mean the later of (i) the Participant's attainment of age sixty-five (65) or (ii) the Participant's completion of five (5) years of Vesting Service.

         2.42 Rollover Account: The account maintained for each Employee who has made a contribution to the Trust Fund of amounts distributed to him from a plan that is qualified under Sections 401(a) and 501(a) of the Code or an individual retirement account in accordance with the provisions of Section 5.3.

         2.43 Rollover Contribution: Any amount contributed by a Participant to his Rollover Account.

         2.44 Savings Trust: Central Louisiana Electric Company 401(k) Savings and Investment Plan Trust as established effective January 1, 1985 and amended and restated effective January 1, 1989, and thereafter amended.

         2.45 Savings Trustee: Merrill Lynch Trust Company.

         2.46 Service: Active employment as an Employee of an Employer except that if active employment shall be interrupted by authorized absences of the kinds described in Section 3.5, such interruption of active employment shall not be considered as an interruption of Service.

         2.47 Stock Suspense Account: The suspense account maintained by the ESOP Trustee in accordance with Section 5.1, and to which will be credited all shares of Financed Stock prior to the allocation of such shares to the ESOP Accounts in accordance with Section 5.3.

         2.48 Superseded Plan: The Central Louisiana Electric Company 401(k) Savings and Investment Plan as amended and restated by the Company on January 1, 1989.

         2.49 Trust Agreements: The Central Louisiana Electric Company 401(k) Savings and Investment Plan Trust Agreement, as established effective January 1, 1985 and as amended and restated effective January 1, 1989, as either may be amended from time to time, and thereafter amended (the "Savings Trust"), and the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan ESOP Trust Agreement (the "ESOP Trust") as established effective April 2, 1991.

         2.50 Trust Funds: All contributions of Employers and Participants, and the investments and reinvestments thereof, held by the Trustees under the Trust Agreements, together with all income, profits or increments thereon.

         2.51 Trustees: Collectively, the ESOP Trustee and the Savings Trustee.

         2.52 Valuation Date: The last business day of each calendar quarter during the Plan Year or any such date as may be designated by the Administrator and any other date on which the value of the assets of the Trust Fund is determined by the Trustees pursuant to Section 5.2. The last business day of each calendar quarter shall be the "quarterly Valuation Date," and the last day of December of each Plan Year shall be the "annual Valuation Date."

         2.53 Vesting Computation Period: The twelve (12) consecutive month period beginning January 1 and ending December 31.

         2.54 Vesting Service: The period of a Participant's employment considered in the determination of his eligibility for benefits under Section
3.6 of the Plan.

                  Words used in this Plan and in the Trust Agreements in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN


3        Appointment of Committee: The Company shall serve as Administrator of the Plan, unless, in its sole discretion, the Board of Directors of the Company shall appoint an Employee Benefits Committee (the "Committee" herein) of not less than three (3) persons, who may be Employees of the Company, to perform the administrative duties set forth herein. If so appointed, the Committee shall be the administrator of the Plan for the purposes of ERISA. Each member of the Committee shall serve for such term as the Board of Directors of the Company may designate or until his death, resignation or removal by the Board. The Board of Directors of the Company shall promptly appoint successors to fill any vacancies in the Committee.

         3.1 Records of Committee: The Committee shall keep appropriate records of its proceedings and the administration of the Plan. In its sole discretion, the Committee may appoint one or more recordkeepers to record information relating to the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by any applicable disclosure acts.

         3.2 Committee Action: The Committee may act through the concurrence of a majority of its members expressed either at a meeting of the Committee, or in writing without a meeting. Concurrence of a member of the Committee may be by telegram or letter. Any member of the Committee, or the Secretary or Assistant Secretary of the Committee (who need not be members of the Committee), may execute on behalf of the Committee any certificate or other written instrument evidencing or carrying out any action approved by the Committee. The Committee may delegate any of its rights, powers and duties to any one or more of its members. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company in Pineville, Louisiana.

         3.3 Committee Disqualification: A member of the Committee who may be a Participant shall not vote on any question relating specifically to himself.

         3.4 Committee Compensation and Expenses: The members of the Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee may select and authorize the Trustees to suitably compensate such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. Expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Company, or if not paid by the Company, by the Trustees out of the Trust Funds.

         3.5 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee) and liabilities (including any amounts paid in settlement with the Committee's approval, but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of
Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except where the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

         3.6 Committee Determinations: The Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms, and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                  (a) To employ such agents and assistants, such counsel (who may be of counsel to the Company) and such clerical, medical, accounting and investment services as the Committee may require in carrying out the provisions of the Plan.

                  (b) To authorize one or more of their number, or any agent, to make payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications, certifications and instructions to, the Trustees or to the Company shall be signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee.

                  (c) To determine from the records of the Company the considered Compensation, Service and other pertinent facts regarding Employees and Participants for the purpose of the Plan.

                  (d) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

                  (e) To prescribe forms and procedures to be followed by Employees for participation in the Plan, by Participants or Beneficiaries filing applications for benefits, by Participants applying for withdrawals, and for other occurrences in the administration of the Plan.

                  (f) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

                  (g) To furnish the Company and the Participants, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

                  (h) To certify to the Trustees the amount and kind of benefits payable to Participants and their Beneficiaries.

                  (i) To authorize all disbursements by the Trustees from the Trust Fund by a written authorization signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee; provided, however, that disbursements for ordinary expenses incurred in the administration of the Trust Fund need not be authorized by the Committee.

                  (j) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all parties interested in the Plan.

                  (k) To make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

                  (l) In addition to all other powers herein granted, and in general consistent with provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan including the right to administer the Plan in a manner reasonably calculated to comply with any changes in or modifications to all relevant law as may be made from time to time.

         3.7 Information from Employer: To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the dates of employment of its Employees for purposes of determining eligibility of Employees to participate hereunder, the Compensation of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustees of such of the foregoing facts as may be pertinent to the Trustees' administration of the Trust Fund.

         3.8 Uniform Administration: Whenever in the administration of the Plan, any action is required by the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility of Employees, Contributions and benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no action shall be taken which will discriminate in favor of Participants who are officers or shareholders of the Employer, highly compensated Employees or persons whose principal duties consist of supervising the work of others.

         3.9 Reporting Responsibilities: As Administrator of the Plan under ERISA, the Committee shall file with the appropriate office of the Internal Revenue Service or the Department of Labor all reports, returns and notices required under ERISA, including, but not limited to, the summary Plan description, annual reports and amendments thereof to be filed with the Department of Labor, and requests for determination letters, annual reports and registration statements required by Section 6057(a) of the Code.

         3.10 Disclosure Responsibilities: The Committee shall make available to each Participant and Beneficiary such records, documents and other data as may be required under ERISA, and Participants or Beneficiaries shall have the right to examine such records at reasonable times during business hours. Nothing contained in this Plan shall give any Participant or Beneficiary the right to examine any data or records reflecting the Compensation paid to, or relating to any Account of, any other Participant or Beneficiary, except as may be required under ERISA.

         3.11 Annual Statements: As soon as practicable after each annual (December 31) Valuation Date or such other date as may be designated by the Administrator, the Committee shall prepare and deliver to each Participant a written statement reflecting as of that Valuation Date:


                  (a) Such information applicable to contributions by and for each such Participant and the increase or decrease thereof as a consequence of valuation adjustments as may be pertinent in the premises.

                  (b) The balance in his Account as of that annual Valuation
Date.

         3.12 Allocation of Responsibility Among Fiduciaries for Plan and Trust
Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreements. In general, the Employer shall have the sole responsibility for making the Contributions provided for under Sections 4.1, 4.2 and 4.3. The Company shall have the sole authority to appoint and remove the Trustees and members of the Committee. The Company may amend or terminate, in whole or in part, this Plan or the Trust Agreements. The Committee shall have the sole responsibility for the administration of the Plan and the sole authority to appoint and remove any Investment Manager which may be provided for under the Savings Trust. The Trustees shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the assets held under the Trust Fund except to the extent that the authority to manage, acquire and dispose of the assets of the Trust Fund is delegated to an Investment Manager or, in the case of assets maintained in the

ESOP fund, is exercised by the Committee or a Participant, all as specifically provided in the Trust Agreements. Each Fiduciary warrants that any directions given, information furnished or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreements, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreements, and is not required under this Plan or the Trust Agreements to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreements that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreements and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         3.13 Annual Audit: The Committee shall engage, on behalf of all Participants, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of the Plan and Trust Fund and of other books and records of the Plan and Trust Fund as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Department of Labor or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

         3.14 Presenting Claims for Benefits: Any Participant or any other person claiming under any deceased Participant may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Committee shall determine whether or not the Participant or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the applicant of its findings.

                  If a claim is wholly or partially denied, the Committee shall so notify the applicant within ninety (90) days after receipt of the application by the Committee, unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial ninety-day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the applicant and shall contain the following:

                  (i) the specific reason or reasons for the denial,

                  (ii) specific reference to the pertinent Plan provisions on which the denial is based,

                  (iii) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary, and

                  (iv) an explanation of the claims review procedures set forth in Section 2.16 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 2.16.

         3.15 Claims Review Procedure: If an application filed by a Participant or Beneficiary under Section 2.15 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written request filed with the Committee within sixty (60) days after receipt of notice of the denial of his application or, if no such notice has been given, within sixty (60) days after the application is deemed denied under Section 2.15, for the review of his application and of his entitlement to the benefit for which he applied. Such request for review may contain such additional information and comments as the applicant may wish to present. Within sixty (60) days after receipt of any such request for review, the Committee shall reconsider the application in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than sixty (60) days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such sixty-day period may be extended to the extent necessary, but in no event beyond the expiration of one hundred twenty (120) days after receipt by the Committee of such request. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

         3.16 Disputed Benefits: If any dispute shall arise between a Participant or other person claiming under a Participant and the Committee after review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or other person claiming under the Participant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

                                  ARTICLE III

                            PARTICIPATION IN THE PLAN


4        Eligibility of Employees: An Employee eligible under the Prior Plan immediately preceding the Effective Date shall continue to be eligible to participate in this Plan in accordance with the provisions of this Plan. An Employee who is not ineligible on the first day of the Plan Year in which the Plan is adopted by an Employer either as a new plan or as an amendment of an existing plan for which he was eligible shall become a Participant on that day. Each of (i) an Employee who is included in a unit of employees covered by a collective bargaining agreement, in the negotiation of which retirement benefit payments to be made thereunder for such Employee were specifically addressed;
(ii) an Employee who is a non-resident alien and who receives no earned income from the Employer which constitutes income from sources within the United States; and (iii) any Employee who is a Leased Employee (as defined in Section 414(n)) shall be ineligible to participate in this Plan. Each Employee who is not ineligible shall be eligible to participate in the Plan as of the Entry Date next following his completion of one year of Service and attainment of age eighteen (18).

                  Notwithstanding any provision in this Plan to the contrary, an Employee who makes a contribution to a Rollover Account as provided in Section
5.3 of this Plan shall become a Participant as of the date of such contribution even if he or she had not previously become a Participant. Such an Employee shall be a Participant only for the purposes of such Rollover Contribution and shall not be eligible to make other contributions or to share in contributions made by an Employer until he or she has fulfilled all remaining requirements for eligibility.

         4.1 Employee Information: The Committee shall maintain records which shall reflect as to each Employee his date of birth, all dates reflecting when he entered into or left the employment of any Employer, and his years of Vesting Service. The Employer shall make available to the Committee all such information as may be required by the Committee for the purposes of maintaining such information as to each Employee.

         4.2 Notification of Eligible Employees: The Committee shall notify each Employee included for the first time in any list of eligible Employees that he is eligible to participate in the Plan.

         4.3 Application by Participants: Each Employee who shall become eligible to participate in the Plan and who shall desire to become a Participant shall execute and file with the Committee an application in such form as may be prescribed by the Committee, in which the Participant shall elect to make Pre-Tax Contributions which total no more than sixteen percent (16%) of his Compensation, and shall designate the amount, if any, of his Pre-Tax Basic Contribution and Pre-Tax Excess Contribution, as contemplated under Section 4.2 hereof, and his choice of investment options under Section 8.1 hereof.

         4.4 Authorized Absences: Authorized Absences shall have the following meaning and consequences:

                  (a)      The following shall be "Authorized Absences":

                           (1) Absence without pay of an Employee due to
                  membership in the Armed Forces of the United States (but if such absence is not pursuant to orders issued by the Armed Forces of the United States, only if with the consent of the Employer).

                           (2) Absence due to an authorized leave of absence
                  without pay granted by the Employer in a nondiscriminatory manner in order that all Employees under similar circumstances shall be treated alike.

                           (3) An absence otherwise recognized as an "Authorized
                  Absence" shall not be so recognized (i) under (1) above unless such Employee shall apply for reinstatement in the employment of Employer within ninety (90) days after discharge or release to inactive duty, as the case may be, or (ii) under (2) above unless within ten (10) days after the expiration date thereof such Employee shall apply for reinstatement in the employment of the Employer.

                  (b) The years of Vesting Service of an Employee immediately after his re-employment following an Authorized Absence shall be determined as if he had been a Participant in the Plan (but only to the extent such Employee may have otherwise been eligible to participate in the Plan, and, if eligible, was a Participant making Contributions to the Plan immediately prior to the inception of his Authorized Absence) during his Authorized Absence. If, however, an Employee, following his re-employment after an Authorized Absence, thereafter terminates his employment (other than as a consequence of Retirement, death, disability or subsequent Authorized Absence) before completion of one
         (1) year of Service, or fails to apply for re-employment as specified under (a)(3), the commencement date of his Authorized Absence will be treated as having marked the termination of the employment of such Employee for all purposes of the Plan (including specifically but without limitation his years of Vesting Service); provided that for valuation purposes only, the distributions from the Plan to which such an Employee may then be entitled shall be determined by reference to the value of his Pre-Tax Contribution Account, his After-Tax Contribution Account, his Employer Matching Contribution Account and his ESOP Account as of the last immediately preceding Valuation Date.

                  (c) Solely for the purpose of determining the eligibility of an Employee to participate in the Plan immediately following the resumption of his employment after expiration of his Authorized Absence, the employment status of such Employee prior to his Authorized Absence shall be considered as continuing throughout his Authorized Absence.

         4.5 Vesting Service: A Participant shall be credited with one (1) and only one (1) year of Vesting Service for each Vesting Computation Period in which such Participant completes at least one thousand (1,000) Hours of Service for an Employer or an Affiliate. A Participant will not be credited with a year of Vesting Service with respect to a Vesting Computation Period if the Participant completes less than one thousand (1,000) Hours of Service for the Employer or an Affiliate during such Vesting Computation Period.

         4.6 Break In Service: A Vesting Computation Period during which a Participant completes five hundred (500) Hours of Service or less for an Employer or an Affiliate shall constitute a Break In Service. Upon incurring a Break In Service, an Employee's or former Employee's rights and benefits under this Plan shall be determined as provided in Section 3.8.

                  In the case of a Participant who incurs a Break In Service and is not again employed by the Employer, such Participant's Vesting Service shall consist of such Service which is properly credited to the Participant prior to the Vesting Computation Period in which such Break In Service occurred.

         4.7 Participation and Vesting upon Re-Employment: Participation in the Plan shall cease at the close of the Plan Year during which termination of Service occurs. Termination of Service may result from Retirement, death or voluntary or involuntary termination of employment with the Employer and its Affiliates, if any, unauthorized absence, or by failure to return to active employment with the Employer by the date on which an Authorized Absence expired. Upon the re-employment of any person before he has a Break In Service, he shall participate in the Plan as of the date of his re-employment or, if later, as of the Entry Date next following the date he meets the requirements of Section 3.1, and he may be entitled to a new Employer Matching Contribution Account and ESOP Account if he had received no distribution by reason of his prior termination of Service. Upon the re-employment after a Break In Service of any person who had previously been employed by the Employer, the following rules shall apply in determining his Participation in the Plan and his Vesting Service under Sections
3.1 and 3.6:

                  (a) Participation: If the re-employed Employee was not a Participant in the Plan during his prior period of Service, he shall commence participation in the Plan when he meets the requirements of
         Section 3.1. If the re-employed Employee was a Participant in the Plan during his prior period of Service, he shall recommence participation in the Plan on the date of his re-employment and he shall be entitled to the allocations to his Employer Matching Contribution Account and ESOP Account as provided in Section 5.3.

                  (b) Vesting: In the case of a Participant whose prior Service terminated with entitlement to a distribution from his Employer Matching Contribution Account or his ESOP Account under any provision of Article VI, any Vesting Service attributable to his prior period of employment shall be reinstated as of the date of his re-employment and his Employer Matching Contribution Account and his ESOP Account shall be restored, less any distributions therefrom to the Participant. In the case of a Participant whose prior employment terminated without entitlement to a distribution from his Employer Matching Contribution Account or ESOP Account under Article VI, any Vesting Service attributable to his prior period of employment shall be reinstated as of the date of his recommencement of participation, and his Employer Matching Contribution Account and ESOP Account shall be restored.

         4.8      Transfers:

                  (a) For the purposes of determining eligibility to participate in the Plan and Service under this Article III, a Participant shall receive Vesting Service and Hours of Service for employment with an Affiliate after it became an Affiliate, provided that all such employment is determined in accordance with the re-employment provisions of Section 3.8.

                  If an individual is transferred to eligible employment covered by this Plan from employment with an Employer or Affiliate not covered by the Plan, he shall be eligible to participate in this Plan as of the date of his transfer, provided he would otherwise meet the requirements of Section 3.1, or else on the following Entry Date. In addition, if such transferred Participant had an account in a qualified defined contribution plan maintained by such Affiliate, such account shall be transferred to the Trust Fund under this Plan if the transfer is permitted by the terms of said plan and if the Committee determines that the transferred account will not fail to satisfy Section 401(a) or 411(d)(6) of the Code. Any transferred account shall be subject to the provisions of this Plan; provided, however, that the vesting provisions of the transferor plan shall continue to apply.

                  (b) If a Participant is transferred to employment with an Employer or Affiliate which is not eligible employment covered by the Plan, his participation in the Plan shall be suspended, provided, however, that during the period of his employment in such ineligible position:

                           (i) Subject to the re-employment provisions of
                  Section 3.8, Service for vesting purposes shall continue to accrue,

                           (ii) He shall cease to have any right to make
                  Contributions pursuant to Sections 4.2 and 4.3,

                           (iii) His Employer Matching Contribution Account and
                  ESOP Account shall receive no Employer Matching Contribution or ESOP Contribution allocations under Section 4.1,

                           (iv) He shall continue to participate in income
                  allocations of the earnings and/or losses of the Trust Fund pursuant to Section 5.3,

                           (v) No distribution event shall be deemed to have
                  occurred under Section 6.1, and

                           (vi) The loan privileges under Article VII and the
                  provisions of Article VIII shall continue to apply.

                  In addition, the Plan Administrator may, at its discretion, authorize the transfer of his Accounts under this Plan to the Trust Fund funding the qualified defined contribution plan, if any, of the Affiliate to which the Participant was transferred. In such event, the provisions of the transferee plan shall govern.

                                   ARTICLE IV

                            CONTRIBUTIONS TO THE PLAN


5        Employer Contributions: For each Plan Year during which an Exempt Loan is outstanding, the Employer shall make an ESOP Contribution to the ESOP Trust in such amount and at such times as shall be determined by the Company.

                  The Employer shall also make an Employer Matching Contribution (subject to adjustments for forfeitures and limitations on annual additions as elsewhere specified in the Plan) in the amount, if any, necessary to result in a total allocation under Article V to each Participant's Employer Matching and ESOP Accounts of not less than sixty-six and two-thirds percent (66-2/3%) of the total of his Pre-Tax Basic Contribution for the Plan Year. Further, the Employer shall make an additional ESOP Contribution and/or Employer Matching Contribution, if necessary, to make the allocation required under Section 5.3(e)(ii) with respect to dividends used to repay an Exempt Loan.

                  To the extent specified in Section 5.3(e)(iii), any amounts attributable to forfeitures will be applied to reduce, to the extent of such forfeitures, the Employer Matching Contributions required to be made next following the determination of any such forfeiture amounts.

                  In the event that a forfeiture arising under Section 6.1 is reinstated under Section 6.7 because of the return to employment of the terminated Participant, or in the event that a forfeiture arising under Section
6.10 is reinstated in accordance with the provisions of Section 6.10 because of an appropriate claim of forfeited unclaimed benefit by the Participant, Beneficiary or other distributee, the Employer shall contribute, within a reasonable time following such re-employment or claim, an amount equal to the forfeiture to be reinstated.

         5.1 Pre-Tax Contributions: Each Participant who has elected to defer a portion of his salary as a Pre-Tax Basic Contribution to the Plan pursuant to
Section 3.4 shall defer as his Pre-Tax Basic Contribution to the Trust Fund one percent (1%), two percent (2%), three percent (3%), four percent (4%), five percent (5%) or six percent (6%), as he may designate, of his Compensation. In addition, the Participant may elect to defer any whole percent, up to a maximum of ten percent (10%) of his Compensation, as a Pre-Tax Excess Contribution. Each Participant's Pre-Tax Basic Contribution and Pre-Tax Excess Contribution, if any, shall be contributed to the Trust Fund by the Employer as soon as practicable. A Participant's Pre-Tax Contributions shall not exceed a maximum contribution of $9,240 (as adjusted by the Secretary of the Treasury) for each calendar year. In the event a Participant's Pre-Tax Contributions exceed the applicable limit described in the preceding sentence, or in the event the Participant submits a written claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to the amounts deferred by the

Participant in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss allocable to such amount, shall be returned to the Participant by the April 15 of the following year. Each Participant's Pre-Tax Contribution Account shall be fully vested and nonforfeitable at all times.

                  Each Participant shall give the Committee written notification at least fifteen (15) days prior to enrollment (or on the date of enrollment if participation commences immediately upon re-employment) of the amount he elects to defer as a Pre-Tax Basic Contribution and as a Pre-Tax Excess Contribution until the Committee may authorize the discontinuance of the Pre-Tax Contributions according to uniform, nondiscriminatory policies which may be developed by the Committee. Each such election shall continue in effect during subsequent Plan Years unless the Participant shall notify the Committee in writing of his election to change or discontinue his Pre-Tax Basic Contribution or his Pre-Tax Excess Contribution.

                  A Participant may change the amount of his Pre-Tax Basic Contribution and/or Pre-Tax Excess Contribution at any time during the Plan Year by directing the Committee in writing at least fifteen (15) days prior to such date to change the rate of the Contribution(s). A Participant may discontinue his Pre-Tax Basic Contribution and/or Pre-Tax Excess Contribution at any time during the Plan Year by directing the Committee in writing at least fifteen (15) days in advance of such date to discontinue the deferral of his Compensation.

         5.2 Actual Deferral Percentage: The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (a) The amount of Pre-Tax Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year, over

                  (b) The Employee's Compensation (as defined in Section 5.5(d)(6)) for such Plan Year. Notwithstanding any provision in this Plan to the contrary, an Employer may, to the extent permitted by the Code and applicable regulations, elect to include as Compensation pre-tax or after-tax contributions made under this Plan or any other plan of the Employer.

                  An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Treasury Regulation Section 1.401(k)-1(g)(4). The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions is zero.

                  The individual ratios and Actual Deferral Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent (1%) of an Employee's Compensation.

         5.3 Actual Deferral Percentage Limits: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

                  (a) The Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 1.25, or

                  (b) The lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times
         2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  "Highly Compensated Employee" shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under
         Section 414(q) of the Code, including any Employee and any employee of an Affiliate who, during the current Plan Year or prior Plan Year,

                           (i) was at any time a five percent (5%) owner; or

                           (ii) received Compensation (as defined in Section
                  5.5(d)(6)) in excess of $75,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code Section 414(q)(1)); or

                           (iii) received Compensation (as defined in Section
                  5.5(d)(6)) in excess of $50,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code Section 414(q)(1)) and was in the "top-paid group" (the top twenty percent (20%) of payroll, excluding Employees described in Code Section 414(q)(8) and applicable regulations) for the Plan Year; or

                           (iv) was an officer receiving Compensation (as
                  defined in Section 5.5(d)(6)) exceeding fifty percent (50%) of the dollar limit in Section 415(b)(1)(A) of the Code. The number of officers shall be limited to 50 employees (or, if lesser, the greater of three (3) employees or 10% of the employees).

                  If for any year no officer of the Employer is described in subparagraph (iv) above, the highest paid officer of the Employer for such year shall be treated as described in such paragraph.

                  In determining an Employee's status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Treasury Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer.

                  For purposes of determining whether an individual is a Highly Compensated Employee for the current Plan Year, an Employee who meets the definition of Highly Compensated Employee set forth in this Section by virtue of subparagraph (ii), (iii) or (iv) for the current Plan Year (but not for the prior Plan Year) shall not be treated as a Highly Compensated Employee unless such individual is a member of the group consisting of the one hundred (100) individuals who were paid the greatest Compensation (as defined in Section 5.5(d)(6)) during the current Plan Year.

                  In determining the Actual Deferral Percentage of an Employee who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Employees who are non-Highly Compensated Employees and for Employees who are Highly Compensated Employees. "Family Member" means the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee.

                  The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of this Section are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code
         Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         5.4 Reduction of Pre-Tax Contribution Rates by Leveling Method: If, on the basis of the Pre-Tax Contribution rates elected by Participants for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 4.4 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 4.4. The reductions in Pre-Tax Contribution rates shall be made in a manner so that the Actual Deferral Percentage of the affected Participants who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Participants who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of Section 4.4, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions in Pre-Tax Contribution rates have occurred to achieve compliance with (a) or (b) of Section 4.4.

         5.5 Increase in Pre-Tax Contribution Rates: If a Participant's Pre-Tax Contribution is reduced below the level necessary to satisfy either (a) or (b) of Section 4.5 for the Plan Year, such Participant may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section
4.4. Such an increase in the Pre-Tax Contribution rate shall be made by Participants on a uniform and nondiscriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

         5.6 Excess Pre-Tax Contributions: As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 4.4 were satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Participants who are among the Highly Compensated Employees shall be distributed to such Participants and shall be considered as taxable income to such Participants. In the event of excess Pre-Tax Contributions attributable to a Highly Compensated Employee whose actual deferral ratio is determined under the rules of family aggregation, the actual deferral ratio shall be reduced using the leveling method set forth below, and the excess Pre-Tax Contributions to be distributed thereby shall be allocated among the Family Members in proportion to the Pre-Tax Contribution of each Family Member that is combined to determine the actual deferral ratio. The amount of any Pre-Tax Contributions to be distributed to a Participant shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.2 for the taxable year ending in the same Plan Year. Such income shall include the allocable gain or loss for (i) the Plan Year and (ii) the period between the end of the Plan Year and the date of distribution.

                  An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Treasury Regulation Section 1.401(k)-1(g)(4). The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions is zero.

                  The amount of any excess Pre-Tax Contributions to be distributed to a Participant shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.2 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions shall be returned to the Participants no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Participant may defer under (a) or (b) of
Section 4.4 and then reducing the Actual Deferral Percentage of some or all of such Participants who elected an Actual Deferral Percentage in excess of such maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 4.4. The excess Pre-Tax Contributions, if any, of each Participant shall be determined in such a manner that the Actual Deferral Percentage of such Participants who elected the highest Actual Deferral Percentage shall be first lowered to the level of such Participants who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of Section 4.4, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest Actual Deferral Percentages, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 4.4.

                  The income or loss attributable to the Participant's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Pre-Tax Contribution Account balance for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contribution and the denominator of which is the Participant's total Pre-Tax Contribution Account balance. Unless the Committee elects otherwise, the income or loss attributable to the Participant's excess Pre-Tax Contributions for the period between the end of the Plan Year and the date of distribution shall be determined using the safe harbor method set forth in Treasury Regulations to Section 401(k) of the Code, and shall be equal to ten percent (10%) of the allocable income or loss for the Plan Year, calculated as set forth immediately above, multiplied by the number of calendar months that have elapsed since the end of such Plan Year. A calendar month shall be deemed to have elapsed and shall be counted as a full month for this purpose if the distribution of excess Pre-Tax Contributions is made after the fifteenth (15th) day of that month; otherwise, such distribution shall be treated as having been made on the last day of the preceding month. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section 5.5 of the Plan.

         5.7 Aggregation of Family Members in Determining the Actual Deferral
Ratio:

                  (a) Calculation of Actual Deferral Ratios: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees, the combined actual deferral ratio of this family group (which is treated as one Highly Compensated

         Employee) shall be determined by combining the Pre-Tax Contributions and the Compensation for all the eligible Family Members.

                  Pre-Tax Contributions and Compensation of all Family Members are disregarded for purposes of determining the actual deferral percentage for the group of non-Highly Compensated Employees, except to the extent taken into account in paragraph (a) above.

                  (b) Aggregation of Family Groups: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees who are Family Members of those groups that include the Employee are aggregated as one family group in accordance with paragraph (a) above.

                  (c) Excess Pre-Tax Contributions of Family Members: In the event that it becomes necessary to determine and correct the excess Pre-Tax Contributions of a Highly Compensated Employee whose actual deferral ratio is determined under the rules of Section 414(q)(6) of the Code and this Section 4.8, the actual deferral ratio calculated in paragraph (a) above shall be reduced using the leveling method set forth in Section 4.5, and the excess Pre-Tax Contributions to be distributed thereby shall be allocated among the Family Members in proportion to the Pre-Tax Contribution of each Family Member that is combined to determine the actual deferral ratio.

         5.8      Contribution Percentage and ESOP Percentage:

                  (a) Contribution Percentage. The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                           (i) The total of the Employer Matching Contributions
                  (the "Aggregate Contributions") paid under the Plan on behalf of each such Employee for such Plan Year, to

                           (ii) The Employee's Compensation (as defined in
                  Section 5.5(d)(6)) for such Plan Year.

         In computing the Contribution Percentage, the Employer may elect to take into account after-tax and pre-tax contributions made under this Plan or any other plan of the Employer to the extent that the following requirements are satisfied:

                           (1) the amount of non-elective contributions,
                  including those qualified non-elective contributions treated as Employer

                  Matching Contributions for purposes of calculating the Contribution Percentage, satisfies the requirements of
                  Section 401(a)(4) of the Code;

                           (2) the amount of non-elective contributions,
                  excluding those qualified non-elective contributions treated as employer Matching Contributions for purposes of calculating the Contribution Percentage and those qualified non-elective contributions treated as elective contributions under Section 1.401(k)-1(b)(5) for purposes of calculating the Actual Deferral Percentage, satisfies the requirements of Section 401(a)(4) of the Code;

                           (3) the elective contributions, including those
                  treated as Matching Contributions for purposes of calculating the Contribution Percentage, satisfy the requirements of
                  Section 401(k)(3) of the Code;

                           (4) the qualified non-elective contributions are
                  allocated to the Employee under the Plan as of a date within the Plan Year and the elective contributions satisfy Section 1.401(k)-1(b)(i) for the Plan Year; and, if applicable, the Plan and the plans to which the qualified non-elective contributions and elective contributions are made, are or could be aggregated for purposes of Section 410(b).

         A Participant's Contribution Percentage shall be determined after determining the Participant's Excess Deferrals, if any, pursuant to
         Section 4.2, and after determining the Participant's excess Pre-Tax Contributions pursuant to Section 4.7.

                  (b) ESOP Percentage. The ESOP Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                           (i) The total of the ESOP Contributions paid under
                  the Plan on behalf of each such Employee for such Plan Year, to

                           (ii) The Employee's Compensation (as defined in
                  Section 5.5(d)(6)) for such Plan Year.

         A Participant's ESOP Percentage shall be determined after determining the Participant's Excess Deferrals, if any, pursuant to Section 4.2, and after determining the Participant's excess Pre-Tax Contributions pursuant to Section 4.7.

                  An eligible Employee for purposes of computing the Contribution Percentage is defined in Treasury Regulation Section 1.401(m)-1(f)(4). The Contribution Percentage will be zero for an eligible Employee who received no allocation of Aggregate Contributions.

         5.9 Contribution Percentage and ESOP Percentage Limits: Each of the Contribution Percentage and ESOP Percentage (with respect to each, the "Applicable Percentage") for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

                  (a) The Applicable Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25, or

                  (b) The lesser of (i) the Applicable Percentage for the eligible Employees who are not Highly Compensated Employees times two
         (2) or (ii) the Applicable Percentage for the eligible Employees who are not Highly Compensated Employees plus two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  In determining the Applicable Percentage of an Employee who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Applicable Percentage both for Employees who are non-Highly Compensated Employees and for Employees who are Highly Compensated Employees.

                  The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

                  In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan. If two or more plans are permissively aggregated for the purposes of Code Section 410(b) (other than the average benefit percentage test), then the Contribution Percentage shall be determined as if all such plans were a single plan.

         5.10 Treatment of Excess Aggregate Contributions or ESOP Contributions:
If neither of the tests described above in Section 4.10 are satisfied with respect to either Aggregate Contributions or ESOP Contributions, the excess Aggregate Contributions or ESOP Contributions (as applicable), plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions or ESOP Contributions (as applicable) were made. Such income shall include the allocable gain or loss (i) for the Plan Year and (ii) the period between the end of the Plan Year and the date of distribution. The income or loss attributable to the Participant's excess Aggregate Contributions or ESOP Contributions (as applicable) for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution or ESOP Contributions (as applicable), and the denominator of which is the Participant's total Account balance. Unless the Committee elects otherwise, the income or loss attributable to the Participant's excess Aggregate Contributions or ESOP Contributions (as applicable) for the period between the end of the Plan Year and the date of distribution shall be determined using the safe harbor method set forth in Treasury Regulations to Code Section 401(m), and shall be equal to ten percent (10%) of the allocable income or loss for the Plan Year (as calculated immediately above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. A calendar month shall be deemed to have elapsed and a full month shall be counted for this purpose if the distribution of excess Aggregate Contributions or ESOP Contributions (as applicable) is made after the fifteenth (15th) day of that month; otherwise, such distribution shall be treated as having been made on the last day of the preceding month. Excess Aggregate Contributions or ESOP Contributions shall be treated as Annual Additions under Section 5.5 of the Plan.

                  The excess Aggregate Contributions or ESOP Contributions (as applicable), if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 4.10 and then reducing the Contribution Percentage of some or all of such Participants whose Contribution Percentage exceeds the maximum by an amount of sufficient size to reduce the overall Contribution Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 4.10. The excess Aggregate Contributions or ESOP Contributions (as applicable), if any, of each Participant shall be determined in such a manner that the Contribution Percentage of such Participants who have the highest actual contribution ratio under Section 4.9 shall be first lowered to the level of such Participants with the next to the highest actual contribution ratio under Section 4.9. If further overall reductions are required to achieve compliance with (a) or (b) of Section 4.10, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest actual contribution ratio under
Section 4.9, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 4.10. For each Participant who is a Highly Compensated Employee, the amount of excess Aggregate Contributions or ESOP Contributions (as applicable) is equal to the total Employer Contributions on behalf of the Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent (1%) of the Employee's Compensation as such term is used in paragraph (b) of Section 4.10.

         5.11 Aggregation of Family Members in Determining the Actual Contribution Ratio:

                  (a) Calculation of Actual Contribution Ratio: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a five percent (5%) owner or one of the ten (10) most Highly Compensated Employees, the combined actual contribution ratio for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Employer Contributions not taken into account in applying the Actual Deferral Percentage test and Compensation of all the eligible Family Members.

                  The Employer Contributions and Compensation of all Family Members are disregarded for purposes of determining the Contribution Percentage for the group of Highly Compensated Employees and the group of non-Highly Compensated Employees except to the extent taken into account in paragraph (a) of this Section.

                  (b) Aggregation of Family Groups: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees or Family Members of those groups that include the Employee shall be aggregated as one family group in accordance with paragraph (a) above.

                  (c) Excess Aggregate Contributions of Family Members: In the event that it becomes necessary to determine and correct the excess Aggregate Contributions of a Highly Compensated Employee whose actual contribution ratio is determined under the rules of Code Section 414(q)(6) and this Section 4.12, the actual contribution ratio shall be reduced as required under Section 4.11, and the excess Aggregate Contributions to be forfeited or distributed thereby should be allocated among the Family Members in proportion to the Employer Contributions of each Family Member that are combined to determine the actual contribution ratio.

         5.12 Multiple Use of Alternative Limitation: The rules set forth in Treasury Regulation Section 1.401(m)-2(b) for determination of multiple use of the alternative methods of compliance with respect to Sections 4.4(b) and 4.10(b) are hereby incorporated into the Plan. If a multiple use of the alternative limitation occurs with respect to two or more plans or arrangements maintained by an Employer, it shall be treated as an excess Aggregate Contribution and must be corrected by reducing the actual contribution ratio of Highly Compensated Employees eligible both to make elective contributions to receive matching contributions under the 401(k) arrangement or to make contributions under the 401(m) plan. Such reduction shall be by the leveling process set forth in Section 4.11.

         5.13 ESOP Contributions, Employer Matching Contributions and Pre-Tax Contributions To Be Tax-Deductible: ESOP Contributions, Employer Matching Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable Federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The ESOP Contributions, Employer Matching Contributions and Pre-Tax Contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.

         5.14 Maximum Allocations: Notwithstanding the above, the total Annual Additions made to the Account of any Participant shall not exceed the limits prescribed in Section 5.5.

         5.15 Refunds to Employer: Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:

                  (a) Was made by mistake of fact; or

                  (b) Was made conditioned upon the contribution's being allowed as a deduction and such deduction was disallowed.

Any Contribution made by the Employer during any Plan Year in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within one (1) year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Code may be refunded only within one (1) year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Participant to be reduced to less than the Participant's Account balance would have been had the mistaken amount, or the amount determined to be non-deductible, not been contributed.

                                    ARTICLE V

                             PARTICIPANTS' ACCOUNTS


6        Trust Accounts: The Committee shall create and maintain adequate records to reflect all transactions of the Trust Fund and to disclose the interest in the Trust Fund of each Participant (whether on active or inactive status), former Participant and Beneficiary.

                  (a) Accounts for Participants: Such accounts shall be maintained for each Participant as may be appropriate from time to time to reflect his interest in the ESOP Fund and each Investment Fund in which he may be participating at any time as contemplated under Section
         8.1. The interest in each Investment Fund attributable to the Contributions made by or on behalf of each Participant shall be reflected in a Pre-Tax Contribution Account and/or an After-Tax Contribution Account for each Participant. The interest of each Participant attributable to the Employer Matching Contributions made to the Plan or the Prior Plan shall be reflected in an Employer Matching Contribution Account for each Participant. The interest in each Investment Fund that is attributable to a rollover of funds previously held on the Employee's behalf in an individual retirement account or a plan qualified under Sections 401(a) and 501(a) of the Code shall be held in a Rollover Account. The interest in the ESOP Fund of each Participant shall be reflected in an ESOP Account for each Participant as described in Section 5.3.

                  (b) Stock Suspense Account: There shall also be established and maintained under the ESOP Trust a suspense account to be known as the Stock Suspense Account.

                  (c) Rights in Trust Funds: The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Funds to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

         6.1 Valuation of Trust Funds: A valuation of the Trust Funds shall be made as of each Valuation Date and on any other date during the Plan Year that the Committee deems a valuation to be advisable. Any such interim valuation shall be exercised on a uniform and nondiscriminatory basis. For the purposes of each such valuation, the assets of each Investment Fund shall be valued at their respective current market values, and the amount of any obligations for which the Investment Fund may be liable, as shown on the books of the Trustees, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties comprising the

Trust Funds, and of making any such valuation, the Trustees shall account for the transactions of the Trust Funds on a cash basis. The current market value shall, for the purposes hereof, be determined as follows:

                  (a) Where the properties are securities which are listed on a securities exchange, or which are actively traded over the counter, the value shall be the last recorded bid and asked prices, whichever shall be the later. In the event transactions regarding such property are recorded over more than one such exchange, the Trustees may select the exchange to be used for purposes hereof. Recorded information regarding any such securities published in The Wall Street Journal or any other publication deemed appropriate may be relied upon by the Trustee. If no transactions involving any such securities have been recorded within ten (10) days prior to the particular Valuation Date, such securities shall be valued as provided in paragraph (b) below.

                  (b) Where paragraph (a) hereof shall be inapplicable in the valuation of any properties, the Trustees shall obtain from at least two (2) qualified persons an opinion as to the value of such properties as of the close of business on the particular Valuation Date. The average of such estimates shall be used.

         6.2 Allocation to Accounts:

                  (a) Pre-Tax and After-Tax Contributions: Pre-Tax Contributions pursuant to Section 4.2 received in the Trust Fund since the preceding Valuation Date shall be credited to the respective Accounts of the Participants and invested in the Investment Funds in accordance with their instructions pursuant to Section 8.1.

                  (b) ESOP Accounts: The ESOP Account of each Participant shall be credited with his allocable portion of (i) the Company Stock investment in the ESOP Fund purchased and paid for by the ESOP Trust (other than Financed Stock) or contributed in kind by the Employer,
         (ii) forfeitures from the ESOP Fund and (iii) subject to the further provisions of this Section 5.3(b), the Company Stock investment in the ESOP Fund expected to be released from the Stock Suspense Account. Such credit shall be made in the ratio that the sum of each Participant's Pre-Tax Basic Contribution for the period bears to the total Pre-Tax Basic Contributions of all Participants for the period. Credits made pursuant to this Section 5.3(b) shall be made as of each quarterly Valuation Date (or such other date as the Administrator may designate) in an amount not to exceed sixty-six and two-thirds percent (66-2/3%) of the total of each Participant's Pre-Tax Basic Contributions, and all amounts not otherwise allocated hereunder during the Plan Year on the quarterly Valuation Dates shall be allocated in full on the annual

         Valuation Date or such other date as the Administrator may designate. It is contemplated that, from time to time, a tentative allocation from the Stock Suspense Account may be made over the course of the Plan Year; however, the final allocation from the Stock Suspense Account shall take place only on the Annual Valuation Date. No Participant shall be entitled to claim any right, title or interest in amounts tentatively allocated from the Stock Suspense Account until the final allocation has taken place on the Annual Valuation Date.

                  (c) Stock Suspense Account: The Stock Suspense Account shall be credited as of each Valuation Date with the number of shares of Financed Stock purchased by the ESOP Trustee since the preceding Valuation Date. In addition, the Stock Suspense Account shall be credited with all ESOP Contributions for the Plan Year which are to be used to repay Exempt Loans. The Stock Suspense Account shall be debited with amounts used to repay Exempt Loans and with the number of shares of Financed Stock that are to be released from such Account in accordance with the provisions of Section 5.4(b).

                  (d) Rollover Account: Any Employee who is a Participant, or who would be a Participant but for a failure to satisfy the eligibility requirements of Section 3.1 may, with the approval of the Administrator, make a contribution to a Rollover Account under the Plan. Such an Account shall be in cash or in other property acceptable to the Administrator other than qualified voluntary employee contributions, as defined in Section 219 of the Code ("QVEC"), and shall be a contribution attributable to:

                           1) a "qualified total distribution" (as defined in
                  Section 402(a)(5) of the Code) distributed to the contributing Employee under Section 402(a)(5) from a plan that is qualified under Sections 401(a) and 501(a) of the Code (a "Qualified Plan") or distributed to the Employee under Section 402(a)(4) from an "employee annuity" as referred to in that Section; or

                           2) a payout or distribution to the Employee referred
                  to in Section 408(d)(3) from an "individual retirement account" or an "individual retirement annuity" described, respectively, in Section 408(a) or Section 408(b) consisting exclusively of amounts attributable to "qualified total distributions" (as defined in Section 402(a)(5)) from a Qualified Plan other than the amounts attributable to a distribution from a Qualified Plan under which the Employee was at any time an "employee" (as defined in Section 401(c)(1)). The Trustee may condition acceptance of a contribution intended to be a contribution to a Rollover Account upon receipt of such documents as it may require. In the event that an Employee makes a contribution pursuant to this Section 5.3(d) intended to be a contribution to a Rollover Account but which the Administrator later concludes did not qualify as a contribution to a Rollover Account, the Trustee shall distribute to the Employee as soon as practicable after that conclusion is reached the entire Account Balance in his or her Rollover Account deriving from such contribution determined as of the Valuation Date coincident with or immediately following such discovery. Rollovers of QVEC contributions will not be permitted.

                  (e) Allocation Procedures: The Accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:

                           (i) Earnings of the Investment Fund: The earnings (or
                  loss) of the Investment Fund since the preceding Valuation Date (including the appreciation or depreciation in value of the assets of the Investment Fund) shall be allocated to the Accounts of Participants (other than a terminated Participant's Accounts which have become current obligations of the Investment Fund) in proportion to the balances in such Accounts on the preceding Valuation Date, but after first reducing each such Account balance by any distribution from such Account since the preceding Valuation Date.

                           (ii) Income and Appreciation in Value of Stock
                  Suspense Account and ESOP Accounts in the Trust Fund: The income (including stock (in kind) dividends with respect to Company Stock) of the ESOP Fund shall be allocated in proportion to the balances, as of the preceding Valuation Date, in the Stock Suspense Account and the ESOP Accounts but after first reducing each such Account balance by any distributions or charges from such Accounts since the preceding Valuation Date. Notwithstanding anything to the contrary in the Plan, if and to the extent that dividends credited to Participants' ESOP Accounts are used to amortize an Exempt Loan pursuant to Section 5.6, an interest in the ESOP Fund with a fair market value not less than the amount of such dividends must be allocated to the Participants' ESOP Accounts (resulting from the release of Financed Stock attributable to such use of dividends to amortize the Exempt
                  Loan) for the year of payment of such dividends to the Plan, and the Company shall make such additional Employer Matching Contributions as are necessary to accomplish such result. Any dividends credited to the Stock Suspense Account with respect to Financed Stock shall be used first to repay current principal and then to repay current interest with respect to such loan.

                           (iii) Forfeitures: As of each Valuation Date, any
                  amounts in the Employer Matching Contribution Accounts which have become forfeitures since the preceding Valuation Date shall first be made available to reinstate previously forfeited Account balances of former Participants, if any, in accordance with Section 6.7 and previous Participants who have unclaimed benefits, if any, in accordance with Section 6.10. The remaining forfeitures from the Employer Matching Contribution Accounts and all forfeitures from the ESOP Accounts, if any, shall be used to reduce Employer Matching Contributions as specified under Section 4.1.

         6.3 Treatment of Company Stock Purchased with an Exempt Loan:

                  (a) Financed Stock: Any Company Stock purchased by the ESOP Trust with the proceeds of an Exempt Loan shall be credited initially to the Stock Suspense Account.

                  (b) Allocation from Stock Suspense Account to ESOP Accounts:
         At each Valuation Date, and on any special Valuation Date if directed by the Committee, there shall be released an interest in the ESOP Fund equal in value to the product of the number of shares of Financed Stock not previously released that are held in the Stock Suspense Account multiplied by the ratio of (i) the amount of principal and interest paid under the Exempt Loan subsequent to the last Valuation Date to
         (ii) the sum of the amount determined in clause (i) plus the total of all principal and interest to be paid for future years, assuming if the interest rate is variable that the interest rate in future years will be the same as that currently in effect. The Company Stock investment in the ESOP Fund released pursuant to the preceding sentence shall be allocated to the Participants' ESOP Accounts in accordance with the provisions of Section 5.3(b).

                  (c) Payments on Exempt Loans: As of each Valuation Date, installment payments, including principal and interest, made by the ESOP Trustee since the last preceding Valuation Date under Exempt Loans will be debited to the Stock Suspense Account and to Participants' ESOP Accounts under the provisions of Section 5.3 hereof.

                  For purposes of determining payments on Exempt Loans, payment of principal and interest shall be accounted for substantially in accordance with the following: All income ("specified income") allocable to the Stock Suspense Account that is attributable to collateral for the Exempt Loan or to ESOP Contributions shall be used, before any ESOP Contributions are so used, to pay principal amounts due under such

         Exempt Loan; ESOP Contributions shall be first applied to repay interest under such Exempt Loan with any excess ESOP Contribution used to fund current principal requirements not otherwise funded by the specified income; if the specified income exceeds the amount necessary to pay principal due on Exempt Loans for the Plan Year, then such excess amount shall be first used to pay interest currently due with respect to the Exempt Loans and any remaining amount of income may, at the direction of the Committee, shall be used to prepay principal due on Exempt Loans in succeeding periods. In the event that there are insufficient funds available to make payments of principal or interest on Exempt Loans when due, the Committee may direct the ESOP Trustee to sell any Financed Stock which has not yet been allocated to ESOP Accounts or the Committee may direct the Trustee to obtain a new Exempt Loan in an amount sufficient to make such payments.

         6.4 Maximum Annual Additions: Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Account of a Participant for any Plan Year commencing on or after the Effective Date shall be subject to the following limitations:

         (a) Single Defined Contribution Plan

                  1. If an Employer does not maintain any other qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

                  2. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                  3. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

                  4. If there is an Excess Amount with respect to a Participant for the Limitation Year, such Excess Amount shall be disposed of as follows:

                           A. If any such Excess Amounts shall then remain, the
                  Participant's Pre-Tax Contributions shall be returned to him to the extent such returned Contributions would reduce the Excess Amount.

                           B. There shall be a reduction of the Employer
                  Matching Contributions allocated to the Participant, and the amount of the reduction of the Employer Matching Contributions for such Participant shall be reallocated out of the Employer Matching Contribution Account of such Participant and shall be held in a suspense account which shall be applied as a part of (and to reduce to such extent what would otherwise be) the Employer Matching Contributions for all Participants required to be made to the Plan during the next subsequent calendar month or months. No portion of such Excess Amount may be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this Paragraph B, such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

                           C. If any such Excess Amount shall then remain, the
                  Excess Amount of the Participant's Pre-Tax Contributions, as defined in Section 4.2, shall be used to reduce Pre-Tax Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is eligible to participate in the Plan as of the end of the next and succeeding Limitation Years. However, if that Participant is not eligible to participate in the Plan as of the end of the Limitation Year, then the Excess Amounts must be held unallocated in a suspense account and applied in the next subsequent calendar month or months as a part of (and to reduce to such extent what would otherwise be) the Employer Matching Contribution for all Participants required to be made to the Plan. No portion of such Excess Amount may be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph C, such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

         (b)      Two or More Defined Contribution Plans

                  1. If, in addition to this Plan, the Employer maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of:

                           A. the Maximum Permissible Amount, reduced by the sum
                  of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under such other defined contribution plan or plans; or

                           B. any other limitation contained in this Plan.

                  2. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amount referred to in paragraph 1.A. above may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contribution (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                  3. As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in paragraph 1.A. above shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

                  4. If a Participant's Annual Additions under this Plan and all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

                  5. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                           A. the total Excess Amount allocated as of such date
                  (including any amount which would have been allocated but for the limitations of Section 415 of the Code); times

                           B. the ratio of (i) the amount allocated to the
                  Participant as of such date under this Plan, divided by (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

                  6. Any Excess Amounts attributed to this Plan shall be disposed of as provided in paragraph (a) above.

         (c) Defined Contribution Plan and Defined Benefit Plan

                  1. General Rule. If the Employer maintains one or more defined contribution plans and one or more defined benefit plans, the sum of the "defined contribution plan fraction" and the "defined benefit plan fraction" as defined below, cannot exceed 1.0 for any Limitation Year. For purposes of this paragraph (c) of Section 5.5, employee contributions to a qualified defined benefit plan are treated as a separate defined contribution plan, and all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.

                  2. If the sum of the defined contribution plan fraction and defined benefit plan fraction exceeds 1.0, the Annual Additions of the defined contribution plan or plans will be reduced so that the sum of the fractions will not exceed 1.0. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made first to the annual benefit of the defined benefit plans.

                  3. Defined Contribution Fraction

                           A. General Rule. The defined contribution fraction
                  for any year is (i) divided by (ii), where (i) and (ii) are:

                                    (i) the numerator: the sum of the actual
                           Annual Additions to the Participant's account at the close of the Limitation Year; and

                                    (ii) the denominator: the sum of the lesser
                           of the following amounts determined for such year and for each prior year of service of the Employee:

                                             a. 1.25 times the dollar limitation
                                    in effect for each such year (without regard to the special dollar limitations for employee stock ownership plans), or

                                             b. 1.4 times 25% of the
                                    Participant's Compensation for each such year.

                           B. Special Adjustment to Defined Contribution Plan
                  Fraction. The numerator of the Defined Contribution Plan Fraction of any Participant in a defined contribution plan maintained by the Company on December 31, 1982 shall be reduced by an amount required to decrease the combined factors of such Participant to 1.0, as of December 31, 1982. The amount to be subtracted is the product of (i) the excess of the sum of the fractions over 1.0 and (ii) the denominator of the Defined Contribution Plan Fraction, as computed through the Limitation Year ending December 31, 1982.

                           If the Employee was a Participant as of the end of
                  the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                           The Annual Addition for any Limitation Year beginning
                  before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

                  4. Defined Benefit Plan Fraction

                           A. General Rule. The defined benefit plan fraction
                  for any year is (i) divided by (ii), where:

                                    (i) is the projected annual benefit of the
                           Participant under the Plan (determined as of the close of the Limitation Year), and

                                    (ii) is the lesser of

                                            a.       1.25 times the dollar
                                    limitation (adjusted, if necessary) for
                                    such year, or

                                            b.       1.4 times 100% of the
                                    Participant's Average Compensation
                                    for the high 3 years (adjusted, if
                                    necessary).

                           B. Special Rule for Certain Accrued Benefits on
                  December 31, 1982. In the case of an individual who before January 1, 1983 was a participant in a defined benefit plan maintained by the Company whose current accrued benefit under such plan on December 31, 1982 exceeded the limitation of
                  Section 415(b) of the Code, as amended by the Tax Equity and Fiscal Responsibility Act of 1982, then, for purposes of subsections (b) and (c) of Section 415 of the Code, the maximum permissible amount under the limitation described in subsection (b) of Section 415 with respect to such individual shall be equal to the current accrued benefit under such plan; and for purposes hereof, the term "current accrued benefit" shall be defined as provided in Section 415(b)(2) of the Code.

                           Notwithstanding the above, if the Participant was a
                  participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

         (d)      Definitions

                  1. Employer: The Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of this Section.

                  2. Annual Additions: With respect to each Plan Year (Limitation Year), the total of the Employer Matching Contributions, ESOP Contributions (except to the extent hereinafter provided), Pre-Tax Contributions, forfeitures and amounts described in Sections 415(l)(1) and 419(d)(2) of the Code, which are allocated to the Participant's Account; excluding, however, any amounts contributed to reinstate an amount forfeited or an unclaimed benefit. Unless more than one-third of the ESOP Contributions made by the Employer are allocated to Highly Compensated Employees (as such term is defined in Section 4.4 hereof), Annual Additions shall not include (i) forfeitures of Financed Stock or
         (ii) ESOP Contributions used to pay interest on the Exempt Loan and charged against the Participant's Account.

                  3. Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  4. Limitation Year: A twelve (12) consecutive month period ending on December 31.

                  5. Maximum Permissible Amount: For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of:

                  A. $30,000 (or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year), or

                  B. 25% of the Participant's Compensation for the Limitation Year.

                  6. Compensation: For purposes of applying the limitations of Code Section 415, Compensation shall include the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances) and shall exclude the following:

                           (1)(A) contributions made by the Employer to a plan
                  of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee;

                           (2) amounts realized from the exercise of a
                  non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (3) amounts realized from the sale, exchange or other
                  disposition of stock acquired under a qualified stock option; and

                           (4) other amounts which receive special tax benefits,
                  such as premiums for group life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

                           For the purposes of this Section, the determination of Compensation shall be made by not including amounts that would otherwise be excluded from a Member's gross income by reason of the application of Code Sections 125, 402(a)(8),

         402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b). For "limitation years" beginning after December 31, 1988, Compensation shall be limited to $200,000 (unless adjusted in the same manner as permitted under Code
         Section 415(d)). Notwithstanding anything to the contrary, the definition 415 Compensation shall include any and all items which may be included under Code Sections 415(c)(3).

                  7. Average Compensation: The average Compensation during a Participant's high three (3) years of Service, which period is the three (3) consecutive calendar years (or, the actual number of consecutive years of employment for those Employees who are employed for less than three (3) consecutive years with the Employer) during which the Participant had the greatest aggregate Compensation from the Employer.

                  8. Annual Benefit: A benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

         6.5 Borrowings to Purchase Company Stock; Certain Conditions Applicable to Such Company Stock: It is the express purpose of this Plan and the ESOP Trust Agreement to invest substantial sums in Company Stock for the benefit of Participants in the Plan. Pursuant to this purpose, it is contemplated that the ESOP Trustee will from time to time borrow funds either through installment purchase contract, loan agreement or other instrument of indebtedness in order to purchase Company Stock (with such indebtedness qualifying as an "Exempt Loan" within the ambit of Section 54.4975-7(b)(1)(iii) of the Treasury Regulations). Such loans shall be primarily for the benefit of Participants and their Beneficiaries within the meaning of Treasury Regulation Section 54.4975-7(b)(3). In addition to other provisions of the Plan as may be applicable from time to time, the provisions of this Section 5.6 shall be specifically applicable to indebtedness incurred to purchase Company Stock and Company Stock purchased with loan proceeds.

                  (a) Use of Proceeds: All proceeds of such an Exempt Loan shall be used within a reasonable time after receipt by the ESOP Trustee only for any or all of the following purposes: to purchase Company Stock, to repay obligations incurred under the loan agreement or to repay a prior Exempt Loan.

                  (b) Non Recourse Loans Only: Any loan must be without recourse as against the Plan and the Trust Fund.

                  (c) Collateral: The only assets of the Plan and Trust Fund that may be given as collateral for a loan are shares of Company Stock acquired with the proceeds of the loan and those shares of Company Stock that were used as collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

                  (d) Creditors' Rights to Assets: No person entitled to payment under the loan agreement shall have any right to assets of the Plan or Trust Fund other than collateral given for the loan, contributions (other than contributions of Company Stock) that are made under the Plan to meet the Plan's obligations under the loan and earnings attributable to such collateral and the investment of such contributions.

                  (e) Transfers upon Default: In the event of default of the Exempt Loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a "disqualified person," the loan must provide for a transfer of Plan assets upon default only upon and to the extent of failure of the Plan to meet the payment schedule of the loan.

                  (f) Interest: The interest rate of any loan described herein must not be in excess of a reasonable rate of interest. In determining what is a reasonable rate of interest, all relevant factors will be considered including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the Plan and Trust Fund and the guarantor (if any), and the interest rate prevailing for comparable loans. A variable interest rate is permissible if determined to be reasonable.

                  (g) Release from Collateral or Suspense: The instrument evidencing indebtedness shall provide for release from collateral or suspense in accordance with the provisions of Section 5.4(b) of the Plan.

                  (h) Limitation on Restrictions on Company Stock: No Company Stock acquired with the proceeds of a loan described herein may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan or its related Trust Fund, whether or not the Plan is then an "ESOP" within the ambit of Section 54.4975-7(b)(1) of the Treasury Regulations, unless specifically required or permitted by such regulations.

                  (i) Limitations on Payments: The payments made during any Plan Year with respect to a loan described herein may not exceed an amount equal to the sum of the ESOP Contributions and any earnings received during or previous to the current Plan Year on Company Stock purchased with such loan less payments previously made with respect to such loan; provided, however, that payment may in any event be made from the proceeds of the sale of any Company Stock which was purchased with the loan and which has not yet been allocated to Participants' ESOP Accounts in the event of default, or in the event of termination of the Trust Fund, to the extent provided in Section 5.3(c) or Section 10.5, or under other circumstances determined appropriate by the Committee. The ESOP Contributions and earnings described herein must be accounted for separately on the books of account of the Plan and ESOP Trust until any Exempt Loan is repaid, as is provided in the other provisions of
         Article V of this Plan.

                  (j) Certain Rights with Respect to Financed Stock: Any Financed Stock, if it is not publicly traded when distributed or is subject to a trading limitation when distributed, must be subject to a put option. The put option is to be exercisable only by the Participant, the Participant's donees or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. The put option must permit the Participant to put the Company Stock to the Employer. The put option must be exercisable during the sixty (60) consecutive days beginning on the date that the Company Stock subject to the put option is distributed by the Plan, and for another sixty (60) consecutive days during the Plan Year next following the Plan Year in which the shares were distributed. The put option may be exercised by the holder's notifying the Employer in writing that the put option is being exercised. The period during which a put option is exercisable does not include any period when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The price at which the put option is exercisable is the fair market value of the Company Stock on the date of the transaction determined in good faith based on all relevant factors. In the discretion of the Committee, either (i) payment under a put option will be in cash within thirty (30) days after the put option is exercised or
         (ii) if the payment in respect of a put option is to repurchase Company Stock which is distributed as part of a total distribution, the amount to be paid may be paid in substantially equal periodic payments not less frequently than annually over a period beginning not later than thirty (30) days after the exercise of the put option and not exceeding five (5) years provided that there is adequate security provided and a reasonable interest paid on unpaid amounts. For purposes of the preceding sentence, a total distribution means the distribution within one (1) taxable year to the recipient of the balance of the credit of the recipient's Account. The provisions described in this subparagraph
         (j) are nonterminable even if the exempt loan is repaid or the Plan ceases to be an ESOP.

                  (k) Term of Exempt Loans: Any Exempt Loan made by the Plan or Trust Fund for the purpose of purchasing Company Stock must be for a specific term and may not be payable on the demand of any person, except in the case of default.

                                   ARTICLE VI

                             PARTICIPANTS' BENEFITS


7        Termination of Service: In the event of termination of Service of any
Participant for any reason other than disability, Retirement on or after Retirement Date, or death, a Participant shall, subject to the further provisions of the Plan, be entitled to receive one hundred percent (100%) of the value in his Pre-Tax Contribution Account and After-Tax Contribution Account and Rollover Account, plus one hundred percent (100%) of the value of his Employer Matching Contribution Account and ESOP Account.

         7.1 Disability of Participants: If the Committee shall find and advise the Trustee that the employment of a Participant who has been terminated as a consequence of such Participant's having become totally and permanently disabled and entitled to receive disability benefits under the provisions of the Company's Long Term Disability Plan, as adopted effective June 1, 1987 and as amended from time to time, such Participant shall become entitled to receive the entire interest in his Pre-Tax Contribution Account, his After-Tax Contribution Account, his Rollover Account, his Employer Matching Contribution Account and his ESOP Account. Disability hereunder shall not include any disability sustained in the course of, or as a consequence of, military service, or occupational hazard arising out of and in the course of employment by any person other than an Employer, or the commission of any criminal offense.

         7.2 Death of Participants: In the event of the death of any Participant, the entire amount in the Accounts of such Participant after receipt by the Committee of acceptable proof of death shall be payable as follows:

                  (a) The Participant's Account shall be distributed to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to Section 6.3(b), to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his Employer, or if no such designation shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, then to the duly appointed executor or administrator of the Participant's estate; or if no administration of the estate of such decedent is necessary, then to the Beneficiary entitled thereto under the last will of such deceased Participant; or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent's domicile. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless in writing and received by the Participant's Employer, and in no event shall it be effective as of a date prior to such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

                  (b) The Participant's spouse may waive the right to be the Participant's sole Beneficiary and consent to the Beneficiary designation made by the Participant. The waiver must be in writing and the spouse must acknowledge the effect of the waiver. The spouse's waiver must be witnessed by a Plan representative or a notary public. The Beneficiary designated by the Participant may not be changed without the spouse's consent, unless the consent of the spouse permits designation of Beneficiaries by the Participant without any requirement of further consent by the spouse. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 6.3(b) will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior spousal waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

         7.3 Retirement of Participants on or After Retirement Date: A Participant's interest in the full balance of his Account shall be fully vested and nonforfeitable upon reaching his Retirement Date. Any Participant who terminates his Service on or after his Retirement Date shall attain a fully vested nonforfeitable interest in the entire amount of his Account and shall be entitled to receive the entire amount of his Account upon the termination of his Service.

         7.4 In-Service Distributions: Cash dividends paid with respect to shares of Company Stock in a Participant's ESOP Account may be distributed at least annually in the discretion of the Committee. Otherwise, except to the extent that distribution of a Participant's Account is required prior to termination of his employment under Section 6.9 hereof (in the case of a Participant whose required beginning date occurs prior to his termination of employment) or under Section 10.5 hereof relating to termination of the Plan, or at the election of the Participant under Article VII hereof relating to certain withdrawals and loans, no distribution or withdrawal of any benefits under the Plan shall be permitted prior to the Participant's termination of employment.

         7.5 Payments of Benefits: Upon a Participant's entitlement to payment of benefits under either Section 6.1, 6.2 or 6.4, he shall file with the Committee his written election on such form or forms, and subject to such conditions, as the Committee shall provide. His election shall specify whether he wishes payments of his benefits to be made as of such entitlement or to be deferred to the extent provided below. If payments become due for any reason other than Retirement, death or Disability, and if the amounts due from the Participant's Accounts are in excess of $3,500, payment of such amounts shall be deferred to the extent provided below unless the Participant, and his spouse, if applicable, consent to earlier payment. If consent to such earlier payment is given, such payment shall be made as soon as practicable.

                  In the case of a distribution under Section 6.3 on account of the Participant's death, the Committee shall pay the entire amount in the Participant's Accounts to his surviving spouse, of if there is no surviving spouse, or if the surviving spouse gives her consent as provided in Section 6.3, to a Beneficiary other than the surviving spouse designated by the Participant in accordance with Section 6.3. Payments to a Participant's surviving spouse and/or Beneficiary shall commence as soon as practicable after a Participant's death.

                  Unless a Participant who is entitled to a distribution elects to defer distribution of such benefits to a later date, payment of benefits under this Plan shall be made or shall commence no later than the sixtieth day after the later of (a) the end of the Plan Year of his sixty-fifth (65th) birthday or (b) the end of the Plan Year in which his employment terminates. A Participant may elect to defer receipt of his benefits, but such benefits must commence no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

                  A Participant or his designated Beneficiaries (but only by his designated Beneficiaries in the event of the death of a Participant without having made such an election), may elect that the benefits payable to the Participant and/or Beneficiary be paid in one of, or in any combination of, the following methods:

                  (a) As a distribution in kind of the shares held for his Account in the Common Stock Fund and the ESOP Fund. A Participant shall be entitled to receive a whole number of shares of Company Common Stock held in such Common Stock Fund and the ESOP Fund as of the Valuation Date specified in Section 6.7 measured by a fraction the numerator of which shall be (i) the value in the Common Stock Fund held in his Pre-Tax Contribution Account and/or his After-Tax Contribution Account as of such Valuation Date, plus (ii) the vested portion of the value in the Common Stock Fund held in his Employer Matching Contribution Account and the vested portion of the value in the ESOP Fund held in his ESOP Account as of such Valuation Date, and the denominator of which shall be the total value in the Common Stock Fund and the ESOP Fund held in the Pre-Tax Contribution Accounts, After-Tax Contribution Accounts, Employer Matching Contribution Accounts and ESOP Accounts for all Participants as of such Valuation Date. The amount of any fractional shares shall be distributed in cash.

                  (b) As a lump-sum distribution in cash, equal to (a) the value of the Participant's Account invested in funds other than the Common Stock Fund or the ESOP Fund plus (b) the amount equal to the number of shares in the Common Stock Fund or ESOP Fund (determined pursuant to Section 6.6(a) above), multiplied by the fair market value of such shares. No lump-sum distribution may be paid to the Participant unless he has elected such distribution on an election form provided by the Committee.

                  (c) If the Participant's termination entitles him or her to payment of benefits under Section 6.2, 6.3 or 6.4, as installments payable in cash over a period certain not extending beyond ten (10) years. If the Participant's entire interest under the Plan is to be distributed in other than a lump sum, the installment to be distributed shall be in a series of substantially equal periodic monthly, quarterly, semi-annual or annual installments over a fixed period of time not to exceed the lesser of 10 years or the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her Beneficiary, whichever is applicable, as determined by the Participant at the time of termination. Installments are to begin following the date of termination. The amount of the first installment shall be a fraction of the Participant's Account as of the Valuation Date, the numerator of which is one (1) and the denominator of which is the total number of installments not in excess of ten (10) years to be made. The amount of each subsequent installment shall be a portion of the Participant's Account as of such Valuation Date, the numerator of which is one (1) and the denominator of which is the remaining number of unpaid installments. For this purpose, life expectancy (or joint life and last survivor expectancy) is to be computed by the use of the return multiples contained in section 1.72-9 of the Treasury Regulations under the Code. For purposes of this computation, a Participant's life expectancy, or joint life and last survivor expectancy of the Participant and his or her spouse, as applicable, may be recalculated no more frequently than annually, but the life expectancy of a non-spouse Beneficiary may not be recalculated. If the Participant's spouse is not his or her designated Beneficiary, the method of distribution must assure that at least 50% of the present value of the amount available for distribution when distributions commence is paid within the life expectancy of the Participant. Notwithstanding any provision of this Plan to the contrary, all distributions will be made in accordance with the regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirements of Prop. Treas. Reg. 1.401(a)(9)-2.

         7.6 Participation Rights Determined as of Valuation Date Preceding Termination of Employment: In the case of any Participant whose employment shall be terminated for any reason, no further credits or charges arising from any source shall be made to the Accounts of any such terminating Participant after the credits or charges made as of the Valuation Date immediately preceding his termination of employment, except for

                  (a) Pre-Tax Contributions, and Employer Matching Contributions and ESOP Contributions made subsequent to such Valuation Date.

                  (b) Withdrawals or distributions made subsequent to such Valuation Date.

                  (c) Such subsequent adjustments to the values in the Accounts of such Participant up to the Valuation Date coinciding with or preceding the distribution to the Participant.

         7.7 Disposition of Forfeitures: Upon termination of employment of a Participant to which the forfeiture provisions of Section 6.1 are applicable, such Participant shall forfeit the non-vested portion of his Employer Matching Contribution Account and his ESOP Account; provided, however, that if such Participant returns to the employment of the Employer, any amounts so forfeited shall be reinstated to the Participant's Employer Matching Contribution Account or ESOP Account as of the close of the Plan Year during which such Participant returns to the employment of the Employer. In the event previously forfeited amounts are reinstated in a Participant's Employer Matching Contribution Account and ESOP Account upon his return to employment, such Participant's vested interest in his reinstated Employer Matching Contribution Account and ESOP Account at any subsequent relevant time shall be the amount X determined by the formula: X = P(AB + D) - D. For purposes of applying the formula: P is the vested percentage under Section 6.1 at such relevant time; AB is the account balance at such relevant time; and D is the amount of the prior distribution to the Participant.

         7.8 Required Minimum Distributions: Notwithstanding any provision of this Plan to the contrary, any benefits to which a Participant is entitled shall commence not later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2), whether or not his employment had terminated in such year. Such distribution shall be at least equal to the required minimum distributions under the Code, however any installment distributions pursuant to this Section 6.9 to Participants who have not terminated employment shall be made over a period not to exceed ten (10) years.

         7.9 Unclaimed Benefits: If at, after or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee, upon request of the Trustee or at its own instance, shall mail by registered or certified mail to such distributee, at his last known address a written demand for his present address or for satisfactory evidence of his continued life, or both, and if such distributee shall fail to furnish the same to the Committee within two (2) years from mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the later of the date of the last payment made thereon, or the date such Participant, Beneficiary or other distributee first became entitled to receive benefit payments. Any such forfeited benefit shall be applied as a part of (and to reduce to such extent) the Employer Contributions required to be made next following the date such forfeiture is declared to be forfeited by the Committee. Notwithstanding the provisions of this Section 6.10, any such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter. The reinstatement shall be made by a mandatory contribution by the Company, allocated solely to such reinstatement.

         7.10 ESOP Allocations: In the event that a Participant terminates employment after his allocable portion of the Company Stock investment in the ESOP Fund has been credited to his ESOP Account pursuant to Section 5.3(b), but before such amount has been allocated to his ESOP Account, the Committee shall direct the ESOP Trustee to release such allocable portion of the Company Stock to the Participant in a manner consistent with the applicable distribution requirements under this Article VI.

         6.12 Right to Transfer Eligible Rollover Distribution: A "Distributee" may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "Eligible Rollover Distribution" paid directly to an "Eligible Retirement Plan" specified by the Distributee in a "Direct Rollover". The Committee may impose any restrictions that are permitted under applicable authorities on the right to transfer an Eligible Rollover Distribution.

                  For purposes of this Section, the capitalized words have the following meanings:

                  (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any Distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (b) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (c) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (d) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   ARTICLE VII

                              WITHDRAWALS AND LOANS


8        Withdrawal of Pre-Tax Contribution Account on or After Age 59-1/2: A
Participant who has attained age fifty-nine and one-half (59-1/2) may elect, by giving sixty (60) days' written notice to the Committee and by following such other rules and procedures as may be prescribed from time to time by the Committee on a uniform and nondiscriminatory basis, to withdraw the entire amount or any portion of his Pre-Tax Contribution Account.

         8.1 Withdrawal of After-Tax Contributions: Pursuant to written notice to the Committee given on or before the fifteenth (15th) day of the preceding month and subject to the conditions of Section 7.3, each Participant may elect to withdraw as of the last day of any month of any Plan Year, an amount specified by the Participant which may be attributable to his After-Tax Contributions under the Original Plan determined as of the Valuation Date immediately preceding such withdrawal date.

         8.2 Conditions of Withdrawals of After-Tax Contributions: No Participant shall be permitted to make more than two (2) withdrawals from his After-Tax Contribution Account within any twelve-month period; provided, however, that no Participant shall be permitted to withdraw from his After-Tax Contribution Account less than $500, or the balance of his Account, if less than $500. Except as provided under Article VI and Sections 7.1 and 7.4 hereof, no withdrawals shall be permitted from a Participant's Pre-Tax Contribution Account, Employer Matching Contribution Account or ESOP Account.

         8.3 Hardship Withdrawals from Pre-Tax Contribution Account: A Participant may at any time file with the Committee an appropriate written request for a hardship withdrawal in either a dollar amount or a percentage figure from his Pre-Tax Contribution Account. Notwithstanding the foregoing, however, no Participant may withdraw any Income of the Trust Fund allocated to his Pre-Tax Contribution Account on or after January 1, 1989. The approval or disapproval of such request shall be made within the sole discretion of the Committee except that the Committee shall not approve any such request for a withdrawal unless it has been presented a certification by the Participant that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources available to the Participant. A Participant must first withdraw any available amount credited to his After-Tax Contribution Account, Employer Matching Contribution Account and Rollover Account, if any, in order to be permitted to make a hardship withdrawal from his Pre-Tax Contribution Account and must have taken all distributions and loans otherwise available under this Plan and all employee plans maintained by the Participant's Employer. The amount of the hardship withdrawal shall be limited to that amount which the Committee determines to be required to meet the immediate financial need created by the hardship, including anticipated federal and state income taxes and penalties resulting from the distribution. The hardship withdrawal shall be made in cash as soon as practicable after the Participant submits the hardship request and the dollar amount withdrawn shall be determined by reference to the value of the Pre-Tax Contribution Account as of the Valuation Date immediately preceding the date of withdrawal, plus the net dollar amount of his Pre-Tax Contributions for the Plan Quarter within which the withdrawal occurs.

                  A Participant who receives a hardship withdrawal shall be prohibited from making pre-tax contributions to this Plan and any other plan maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for the twelve (12) consecutive months following the date of distribution. In addition, the dollar limitation on the Pre-Tax Contributions described in Section 4.2 shall be reduced (but not below zero) in the Plan Year following the hardship withdrawal by the amount of Pre-Tax Contributions made by the Participant in the Plan Year during which the withdrawal was made. The following standards (or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied on a uniform and non-discriminatory basis in determining the existence of such a hardship:

                  (a) A financial need shall be considered immediate if it must be satisfied in substantial part within a period of twelve (12) months from the date on which the Participant certifies his eligibility for a hardship withdrawal.

                  (b) To be considered a hardship for purposes of this Section, the event giving rise to the need for funds must relate to financial hardship resulting from:

                           (1) expenses previously incurred for medical care
                  (described in Code Section 213(d)) or expenses that are necessary to incur in order to obtain medical care (as evidenced by a written estimate thereof) for the Participant, the Participant's spouse or the Participant's dependents (as defined in Code Section 152);

                           (2) purchase (excluding mortgage payments) of a
                  principal residence for the Participant;

                           (3) payment for tuition for the next twelve (12)
                  months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Code Section 152); or

                           (4) the need to prevent the eviction of the
                  Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  A person shall be considered to be economically dependent on the Participant if the Participant certifies that he reasonably expects to be entitled to claim that person as a dependent for federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made.

         8.4 Loans: From and after October 1, 1989, any Participant, Beneficiary or alternate payee or any former Participant who is a "party in interest" (as defined in Section 3(14) of ERISA) (hereinafter "Borrower") may make application to the Committee to borrow from his Pre-Tax Contribution Account, his Rollover Account or his Employer Matching Contribution Account (to the extent that the Account contains Employer Matching Contributions) in the Trust Fund, and the Committee in its sole discretion may permit such a loan. Loans shall be granted in a uniform and nondiscriminatory manner on terms and conditions determined by the Committee which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Committee in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

                  (a) The amount of the loan when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code Section 401(a) shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made, provided, however, that such amount shall not exceed fifty percent (50%) of the vested value of the Borrower's Account balance, excluding any amounts attributable to the Borrower's ESOP Account or (ii) fifty percent (50%) of the present value of Borrower's vested Account balance under the Plan, excluding any amounts attributable to the Borrower's ESOP Account. In no event shall a loan of less than $1000 be made to a Borrower.

                  (b) The loan shall be for a term not to exceed five (5) years and shall be evidenced by a note signed by the Borrower. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Committee on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations. Payments by a Borrower who is an Employee will be made by means of payroll deduction from the Borrower's compensation. If the Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Committee. A Borrower may repay an outstanding loan in full at any time.

                  (c) In the event an installment payment is not paid within seven (7) days following the monthly due date, the Committee shall give written notice to the

         Borrower sent to his last known address. If such installment payment is not made within thirty (30) days thereafter, the Committee shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Committee deems appropriate. Foreclosures need not be effected until occurrence of a distributable event under the terms of the Plan and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

                  (d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of the Account and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's Beneficiary before making any payments to the Borrower or to the Beneficiary.

                  (e) Any loan to a Borrower under the Plan shall be adequately secured. Such security shall include a pledge of a portion of the Borrower's right, title and interest in the Trust Fund which shall not exceed fifty percent (50%) of the present value of the Borrower's vested Account balance under the Plan as determined immediately after the loan is extended, but excluding any amounts attributable to the Borrower's ESOP Account. Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the Borrower on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

                  (f) A request by a Borrower for a loan shall be made in writing to the Committee and shall specify the amount of the loan. If a Borrower's request for a loan is approved by the Committee, the Committee shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by redeeming proportionately as of the date of payment the Investment Fund or Funds, or portions thereof, that are credited to the Pre-Tax Contribution Account, Rollover Account and Employer Matching Contribution Account of such Borrower.

                  (g) A loan to a Borrower shall be considered an investment of the Accounts of the Borrower from which the loan is made. All loan repayments shall be credited pro rata to such Pre-Tax Contribution Account and reinvested exclusively in shares of one or more of the Investment Funds in accordance with Section 8.1.

                  (h) Only one loan may be outstanding for a Borrower at any given time. The Borrower must wait at least thirty (30) days after completing payments on a loan before he may borrow again from his Accounts.

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




                                  ARTICLE VIII

                              INVESTMENT DIRECTIONS


9        Investment of Trust Funds:

                  (a) Investment Funds: Except as provided in Article VII with respect to Plan loans and as provided below with respect to the ESOP Fund, the Trust Fund shall be divided into five (5) separate investment funds, these five
(5) funds being more particularly described in their respective Prospectuses (as filed with the Securities and Exchange Commission) as follows:

                  (1) The Common Stock Fund shall be invested and reinvested in the Common Stock of the Company.

                  (2) The Merrill Lynch Capital Fund, Inc. (the "Capital Fund") shall be invested and reinvested in equity, debt and convertible securities.

                           Most of the Capital Fund's equity portfolio is in the common stocks of larger market capitalization, quality companies. Sometimes, to reduce risk and to achieve the highest total investment return, the Capital Fund may invest in other securities:

                  o Non-convertible, long-term debt securities, including "deep discount" corporate debt securities of investment grade.

                  o Convertible securities - fixed income issues which give the owner the option of a later exchange for common stock.

                  o Cash or money-market securities to produce interest income h during periods of defensive investment.

                  The Capital Fund may invest up to 25% of its total assets in securities of foreign issuers. The Capital Fund from time to time lends securities (but no more than 20% of its total assets) from its portfolio to approved borrowers and receives therefor collateral in cash or securities issued or guaranteed by the United States Government which are maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Capital Fund may from time to time write (i.e., sell) covered call options on its portfolio securities and enter into closing purchase transactions with respect to certain of such options.

                  The Capital Fund may not invest in the securities of any one issuer (other than the United States government, its agencies or instrumentalities) if, immediately after and as a result of such investment, the acquisition cost of the holdings of the Capital Fund in the securities of such issuer exceeds 5% of the Capital Fund's total assets. The Capital Fund may not invest in the securities of any single issuer if, immediately after and as a result of such investment, the Capital Fund owns more than 10% of the outstanding securities, or more than 10% of the outstanding voting securities, of such issuer. In addition, the Capital Fund may not concentrate its investments in any particular industry; provided that if it is deemed appropriate for the attainment of the Capital Fund's investment objective, up to 25% of its total assets (taken at acquisition cost at the time of each investment) may be invested in any one industry.

                  The Investment Advisor to the Capital Fund is Merrill Lynch Asset Management, Inc.

                  (3) The Merrill Lynch Basic Value Fund, Inc. (the "Basic Value Fund") shall be invested and reinvested in equities, primarily common stock and, to a lesser extent, securities convertible into common stock. The Basic Value Fund also may invest in preferred stocks and non-convertible debt securities and utilize covered call options with respect to portfolio securities. It reserves the right as a defensive measure to hold other types of securities, including government and money market securities, repurchase agreements or cash, in such proportions as, in the opinion of management, prevailing market or economic conditions warrant. The Basic Value Fund may invest up to 10% of its total assets, taken at market value at the time of acquisition, in the securities of foreign issuers.

                           The Basic Value Fund may not invest in securities of any one issuer (other than the United States or its agencies or instrumentalities), if immediately after and as a result of such investment more than 5% of the total assets of the Basic Value Fund taken at market value would be invested in the securities of such issuer, or more than 10% of the outstanding securities, or more than 10% of the outstanding voting securities, of such issuer would be owned by the Basic Value Fund. In addition, the Basic Value Fund may not invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry.

                           The Investment Advisor to the fund is Fund Asset Management, Inc.

                  (4) The Merrill Lynch Ready Assets Trust (the "Ready Assets Trust") is a no-load money market fund that shall be invested and reinvested in the following types of money market securities:

                  o United States government securities: marketable securities issued by or guaranteed as to principal and interest by the United States government and supported by the full faith and credit of the United States.

                  o United States government agency securities: debt securities issued by government sponsored enterprises, federal agencies and certain international institutions which are not direct obligations of the United States but involve government sponsorship or guarantees by government agencies or enterprises.

                  o Bank money instruments: obligations of commercial banks or savings and loan associations such as certificates of deposit, including variable rate certificates of deposit and bankers' acceptances. The obligations of commercial banks may be issued by United States banks, foreign branches or subsidiaries of United States banks ("Eurodollar" obligations) or United States branches or subsidiaries of foreign banks ("Yankeedollar" obligations).

                  o Short-term corporate debt instruments: commercial paper (including variable amount master demand notes), which refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs and non-convertible corporate debt securities (e.g., bonds and debentures) with no more than two years remaining to maturity at the date of settlement.

                  In addition, the Ready Assets Trust may invest or engage in the following types of investments:

                  o        Repurchase agreements, purchase and sale contracts:
                           The Ready Assets Trust may invest in the money market securities described above pursuant to repurchase agreements or purchase and sales contracts. Repurchase agreements and purchase and sale contracts may be entered into only with a member bank of the Federal Reserve System or a primary dealer in United States government securities.

                  o Reverse repurchase agreements: The Ready Assets Trust may enter into reverse repurchase agreements which involve the sale of money market securities held by the Ready Assets Trust, with an agreement to repurchase the securities and agreed on price, date and interest payment. During the time a reverse repurchase agreement is outstanding, the Ready Assets Trust will maintain a segregated custodial account containing United States government or other appropriate high-grade debt securities having a value equal to the repurchase price.

                  o Lending of portfolio securities: The Ready Assets Trust may lend portfolio securities (with a value not in excess of 20% of its total assets) to brokers, dealers and financial institutions and receive collateral in cash or securities issued or guaranteed by the United States government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.

                  The Ready Assets Trust may not purchase any securities other than (i) money market and (ii) other securities described above. In addition, the Ready Assets Trust may not invest more than 20% of its total assets (taken at market value at the time of each investment) in the securities of issuers of any particular industry (other than United States government securities, government agency securities or bank money instruments). The Ready Assets Trust may not invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities (other than United States government or government agency securities) of any one issuer (including repurchase agreements and purchase and sale contracts with any one bank) except that up to 25% of the value of the Ready Assets Trust's total assets may be invested without regard to such securities of an issuer except that this restriction shall not apply to United States government or government agency securities, bank money instruments, repurchase agreements and purchase and sale contracts. The Ready Assets Trust may not enter into repurchase agreements or purchase and sale contracts if, as a result, more than 10% of the Ready Assets Trust's net assets (taken at market value at the time of each investment) would be subject to repurchase agreements or purchase and sale contracts maturing in more than 7 days. The Ready Assets Trust may not borrow amounts in excess of 20% of its total assets taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes. The Ready Assets Trust will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Ready Assets Trust will not purchase securities while borrowings in excess of 20% of its total assets are outstanding except to honor prior commitments.

                  The Manager of the Ready Assets Trust is Merrill Lynch Asset Management, Inc. The Manager also serves as Investment Advisor.

                  (5) The Merrill Lynch Federal Securities Trust (the "Federal Securities Trust") is a mutual fund that shall be invested and reinvested in marketable securities issued or guaranteed by the United States government, by various agencies of the United States government and by various instrumentalities which have been established or sponsored by the United States government. The Federal Securities Trust will invest in obligations issued by these instrumentalities where the Federal Securities Trust is satisfied that the credit risk with respect to the issuers is minimal. In addition, the Federal Securities Trust may invest up to 5% of its assets in obligations issued or guaranteed by the International Bank for Reconstruction and Development, an international organization of which the United States is a member country. The Federal Securities Trust has authority to invest in all government securities. The Federal Securities Trust may seek to increase its return through the use of options on the underlying securities and may hedge all or a portion of its portfolio investments against fluctuations in interest rates through the use of options, interest rate futures and options on interest rate futures. The Federal Securities Trust may write covered call options and covered put options on United States government securities in the Federal Securities Trust's portfolio. In addition, the Federal Securities Trust may also write straddles (combinations of covered puts and calls on the same underlying security). The Federal Securities Trust may write call options with respect to securities it owns which give the holder of the option the right to buy the underlying security covered by the option from the Federal Securities Trust at the stated exercise price until the option expires. The Federal Securities Trust also may write put options which give the holder of the option the right to sell the underlying security to the Federal Securities Trust at the stated exercise price. The Federal Securities Trust may purchase and sell interest rate futures contracts ("futures contracts"). The Federal Securities Trust may purchase and write call and put options on futures contracts. The Federal Securities Trust may purchase United States government securities on a when-issued basis, and it may purchase or sell United States government securities for delayed delivery. The Federal Securities Trust may invest in United States government securities purchase pursuant to repurchase agreements or purchase and sale contracts. Repurchase agreements and purchase and sale contracts may be entered into only with a member bank of the Federal Reserve System or a primary dealer in United States government securities. The Federal Securities Trust may lend portfolio securities, with a value not in excess of 33-1/3% of its total assets, to brokers, dealers and financial institutions and receive collateral in cash or United States government securities which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities.

                  Fund Asset Management, Inc. serves as the Manager and Investment Advisor for the Federal Securities Trust.

                  (b) Investment Directions: The Participant shall have the right to direct the Committee to instruct the Savings Trustee to invest his Pre-Tax Contributions and contributions to his Rollover Account and the earnings and accretions thereon, in any of the five (5) Investment Funds.

                  Each Participant shall elect an investment option at the time he begins participating in the Plan. Through notice to the Committee in the manner prescribed by the Committee on any day on which the Company is open for regular business, a Participant may change his instructions with respect to the investment of his Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions and Rollover Contributions in the Trust Fund. A Participant who desires to change his instructions in this manner may direct that the funds in his Future Pre-Tax Accounts be transferred (in no more than ten percent (10%) increments) among the Investment Funds.

                  Except as otherwise expressly provided herein, interest, dividends and other income and all profits and gains produced by each Investment Fund shall be paid in such Investment Fund, and such interest, dividends and other income, and profits or gains without distinction between principal and income, shall be invested and reinvested, but only in property of the class hereinabove specified for the particular Investment Fund. However, the Committee may direct that dividends paid with respect to shares in the ESOP Fund be distributed on an annual basis or more frequently in order that the deduction under Code Section 404(k) be available to the Company, in which event income that constitutes dividends on shares of Company Stock in the ESOP Fund shall not be invested in Company Stock but shall be temporarily invested in cash equivalents until distribution to Participants. In making payments in respect of Exempt Loans, the Trustee shall utilize income and ESOP Contributions as is specified in Section 5.3 hereof; namely, that income shall be first used to fund principal payments and ESOP Contributions shall be first used to fund interest payments. All purchases of Company Stock shall be made at prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock. Pending such investment or application of cash, the ESOP Trustee may retain cash uninvested without liability for interest if it is prudent to do so, or may invest all or any part thereof in Treasury Bills, commercial paper, or like holdings.

         9.1 Diversification Election: Effective January 1, 1992, each qualified Participant (as defined herein) may elect within ninety (90) days after the close of each Plan Year in the qualified election period (as defined herein) to direct the change of the investment of at least (a) twenty-five percent (25%) of the total number of shares of Company Stock allocated to the Participant's ESOP

Account (to the extent such portion exceeds the amount to which a prior election to diversify under this Section 8.2 applies) minus (b) the number of shares of Company Stock previously distributed, transferred or diversified, in which event such shares shall be sold and the proceeds invested, at the election of the Participant, in the Capital Fund, the Basic Value Fund and/or the Ready Assets Trust, as defined in Section 8.1. In the Plan Year of the election period in which the Participant may make his final election, the percentage shall be fifty percent (50%) instead of twenty-five percent (25%). A qualified Participant is any Participant who has completed at least ten years of participation in the Plan and the Prior Plan and who has attained age fifty-five (55). The qualified election period means the six (6) Plan Year-period beginning with the first Plan Year in which the Participant first became a qualified Participant.

         9.2      Voting of Company Stock; Exercise of Other Rights:

                           (a) Voting rights with respect to shares of Company
                  Stock in the ESOP Fund allocated to the ESOP Accounts of Participants and shares in the Company Stock Fund allocated to the Accounts of Participants shall be voted by the Trustees in such manner as may be directed by the respective Participants, with fractional shares being voted on a combined basis to the extent possible to reflect the direction of the voting Participants. If the Trustees shall not receive timely instruction from a Participant, the Trustees shall not vote any shares of Company Stock with respect to which such Participant has the right of direction and the Trustee shall have no discretion in the matter. The Trustees shall vote shares of Company Stock held in the Stock Suspense Account in the same proportion as directed shares are voted, giving effect to all affirmative directions by Participants, including directions to vote for or against, to abstain or to withhold the vote, and the Trustees shall have no discretion in such matter. In determining such proportions, the actions of the Trustees shall be governed by the terms of the Trust Agreements.

                           (b) In the event that there is a tender offer or
                  exchange offer for outstanding shares of Company Stock, rights with respect to the tender offer or exchange offer shall be as with respect to voting rights described in Section 8.3(a) above. Rights with respect to a tender offer or exchange offer with respect to shares of Company Stock in the ESOP Fund allocated to the ESOP Accounts of Participants and shares in the Company Stock Fund allocated to the Accounts of Participants shall be voted by the Trustees in such manner as may be directed by the respective Participants, with fractional shares being voted on a combined basis to the extent possible to reflect the direction of the voting Participants. If the Trustees shall not receive timely instruction from a Participant as to the manner in which to respond to such a tender offer, the Trustees shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right to direction, and the Trustees shall have no discretion in such matter. With respect to shares of Company Stock held in the Stock Suspense Account and fractional shares of Company Stock allocated to Participants' ESOP Accounts and Employer Matching Contribution Accounts, the Trustees shall exercise rights in connection with a tender offer or exchange offer for the shares of Company Stock in the same proportion as the Participants vote, tender or exchange shares of Company Stock with respect to shares allocated to the Participants' ESOP Accounts and Employer Matching Contribution Accounts, and the Trustees shall have no discretion in such matter. In determining such proportions, the actions of the Trustees shall be governed by the terms of the Trust Agreements.

                           (c) Solicitation of exercise of Participants' voting
                  rights by management of the Company and others under a proxy or consent provision applicable to all holders of Company Stock shall be permitted. Solicitation of exercise of Participant tender or exchange offer rights by management of the Company and others shall be permitted. The Trustees shall notify Participants of each occasion for the exercise of voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders by the Company regarding the exercise of such rights. Copies of Company written communications to Participants relating to each opportunity for Participant exercise of rights under this
                  Section 8.3 shall be promptly furnished to the Trustees. The instructions received by the Trustees from Participants shall be held by the Trustees in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or its Affiliates. In the event any shares of Company Stock held in the Stock Suspense Account are tendered or exchanged pursuant to this Section 8.3, the proceeds shall at the direction of the Board of Directors of the Company either (i) if and to the extent the proceeds are attributable to unallocated Company Stock be used to repay installment purchase or other indebtedness used to purchase the Company Stock to which such proceeds are attributable or (ii) be reinvested in Company Stock within ninety (90) days, or within such longer period as may be approved by the Commissioner of Internal Revenue.


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


                                   ARTICLE IX

                         TRUST AGREEMENT AND TRUST FUND


10       Trust Agreement: The Trust Agreements include the Savings Trust (as defined in Article I), and the ESOP Trust (as defined in Article I), as either may be amended from time to time. The provisions of such Trust Agreements are herein incorporated by reference as fully as if set out herein, and the assets held under said Trust Agreements on behalf of this Plan shall constitute the Trust Funds.

         10.1 Benefits Paid Solely from Trust Funds: All of the benefits provided to be paid under Article VI hereof shall be paid by the Trustees out of the Trust Funds to be administered under such Trust Agreements. Neither the Employer nor the Trustees shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Trust Funds and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

         10.2 Committee Directions to Trustees: The Trustees shall make only such payments out of the Trust Funds as may be directed by the Committee. The Trustees shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any payments out of the Trust Funds and shall have discharged its obligation in that respect when it shall have sent checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

         10.3 Trustees' Reliance on Committee Instructions: In any case where the Trustees shall be required hereunder to act upon instructions to be received from the Committee, the Trustee shall be protected in relying on any such instructions which shall be in writing and signed by any member of, or Secretary of, the Committee, and the Trustee shall be protected in relying upon the authority to act of any person certified to it by the Company as a member of, or Secretary of, the Committee until a successor to any such person shall be certified to the Trustees by the Company.

         10.4 Authority of Trustees in Absence of Instructions from the
Committee: If at any time the Committee shall be incapable for any reason of giving any directions, instructions or authorizations to the Trustees as are herein provided for and as may be required incident to the administration of this Plan, the Trustees may act and shall be completely protected and without liability in so acting without such directions, instructions and authorizations as it in its sole discretion deems appropriate and advisable under the circumstances for the carrying out of the provisions of this Plan. In the event of termination of this Plan for any reason, the Committee shall be authorized to give all such instructions to the Trustees, and the Trustees shall be protected in relying on all such instructions, as may be necessary to make payment to any persons then interested in the Trust Funds of all such amounts as are specified herein to be paid under Section 10.3 hereof upon the termination of this Plan and the Trust Agreements.

         10.5 Compliance with Exchange Act Rule 10(b)(18): At any time that the Trustees make open market purchases of Company Stock, the Trustees will either
(i) be an "agent independent of the issuer" as that term is defined in Rule 10(b)(18) promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or (ii) make such open market purchases in accordance with the provisions, and subject to the restrictions, of Rule 10(b)(18) of the Exchange Act.

                                    ARTICLE X

                     ADOPTION OF PLAN BY OTHER CORPORATIONS,
                   AMENDMENT AND TERMINATION OF THE PLAN, AND
               DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUNDS


11       Adoption by Employers: Every Employer which shall have adopted the Plan shall thereby become a participating Employer whose eligible Employees, subject to the Plan provisions, shall make and receive Contributions and have established for them Accounts under the Plan. Any corporation or other organization with employees, now in existence or hereafter formed or acquired which is not already an Employer under this Plan and which is otherwise legally eligible may, with the approval of the Company by action of its Board of Directors, adopt and become an Employer by executing and delivering to the Company and the Trustees an adoptive instrument specifying the classification of its Employees who shall be eligible to participate in the Plan and evidencing the terms of the Plan with respect to its eligible Employees. The adoptive instrument may contain such changes and amendments in the terms and provisions of the Plan as adopted by such Employer as may be desired by such Employer and acceptable to the Company. Any such Affiliate which shall adopt this Plan shall designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for such corporation and its Participants in the same manner in which the Committee may act for the Company and its Participants hereunder. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become, as to such corporation and its Employees, as part of this Plan. Upon an Employer's liquidation, bankruptcy, insolvency, sale, consolidation or merger to or with another organization that is not an Employer hereunder, in which such Employer is not the surviving company, all obligations of that Employer hereunder and under the Trust Agreements shall terminate automatically, and the Trust Fund assets attributable to the Employees of such Employer shall be held or distributed as herein provided unless, with the approval of the Company, the successor to that Employer assumes the duties and responsibilities of such Employer, by adopting this Plan and the Trust Agreements, or by establishment of a separate plan and trust to which the assets of the Trust Funds held on behalf of the Employees of such Employer shall be transferred with the consent and agreement of that Employer. Upon the consolidation or merger of two or more of the Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust Agreements of the Employers involved.

         11.1 Continuous Service: The following special provisions shall apply to all Employers:

                  (a) An Employee shall be considered in continuous Service while regularly employed simultaneously or successively by one or more Employers.

                  (b) The transfer of a Participant from one Employer to another Employer shall not be deemed a termination of Service.

         11.2 Amendment of the Plan: The Company shall have the right to amend or modify this Plan and the Trust Agreements (with the consent of the applicable Trustee) at any time and from time to time to any extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board of Directors of the Company and executed by the Company. Upon delivery by the Company of such an instrument amending the Plan to the Trustees and to each other Employer, this Plan shall be deemed to have been amended or modified in the manner and to the extent and effective as of the date therein set forth, and thereupon any and all Participants whether or not they shall have become such prior to such amendment or modification shall be bound thereby. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustees without their consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Funds, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No such amendment shall decrease the Account of any Participant or shall decrease any Participant's vested interest in his Account. No amendment shall directly or indirectly reduce a Participant's non-forfeitable vested percentage in his benefits under Section
6.1 of this Plan unless each Participant having not less than three (3) years of Service is permitted to elect to have his non-forfeitable vested percentage in his benefits computed under the provisions of Section 6.1 without regard to the amendment. Such election shall be available during an election period which shall begin on the date such amendment is adopted and shall end on the latest of
(i) the date sixty (60) days after such amendment is adopted, (ii) the date sixty (60) days after such amendment is effective or (iii) the date sixty (60) days after such Participant is issued written notice of the amendment by the Committee or the Employer. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreements may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan. The Committee shall deliver a copy of each such amendment to every Affiliate having theretofore adopted the Plan, and every Affiliate having theretofore adopted the Plan shall be deemed to have approved and accepted each such amendment except for any particular Affiliate which, with the express consent of the Company set forth thereupon, shall execute an instrument effective as of the date of such amendment setting forth variations in, or negating the effect of, such amendment as applicable to the participation in the Plan of such Affiliate.

         11.3 Termination of the Plan: The Plan may be terminated pursuant to the provisions of, and as of any subsequent date specified in, an instrument in writing executed by the Company, and approved and authorized by the Board of Directors of the Company, and which said instrument shall be delivered to the Trustee.

         11.4 Distribution of Trust Funds on Termination: In the event of a termination of the Plan by the Company, the assets and properties of the Trust Funds shall be valued and allocated as provided in Sections 5.2 and 5.3, and each Participant shall be fully vested in all amounts attributable to his Employer Matching Contribution Account, his Rollover Account and his ESOP Account, and thereafter each such Participant shall become entitled to distributions in respect of his Accounts in the Plan in the manner as provided in Sections 6.6(a) and 6.6(b) herein. In the event the Plan is terminated with respect to all Employers, any Company Stock held in the Suspense Stock Account shall be sold to the extent necessary to pay the outstanding principal balance and any accrued interest on any installment purchase contracts and/or loan obligations of the Trust Funds incurred for the purpose of directly or indirectly funding the purchase of such Stock, and any such installment purchase contracts and/or loan obligations shall be paid in full prior to distribution of the assets of the Trust Funds to Participants; provided, however, that the Board of Directors of the Company may authorize distribution of Trust Fund assets prior to satisfaction of installment purchase contracts and/or loan obligations but only if under applicable federal law such assets or income attributable thereto cannot be used to repay such installment purchase contracts or loan obligations. Notwithstanding the foregoing, a Participant shall not be entitled to receive a distribution as a result of the termination of the Plan if the Company establishes or maintains a successor plan within the period ending 12 months after distribution of all assets from the Plan.

         11.5 Effect of Discontinuance of Contributions: If the Company shall discontinue its Contributions to the Trust Funds, or suspend its Contributions to the Trust Funds under such circumstances so as to constitute a discontinuance of Contributions within the purview of the reasoning of Treasury Regulations
Section 1.401-6(c), then all amounts theretofore credited to the Accounts of the Participants shall become fully vested, and throughout any such period of discontinuance of Contributions all other provisions of the Plan shall continue in full force and effect other than the provisions for Contributions by an Employer or Participants and the forfeiture provisions of Section 6.1.

         11.6 Merger of Plan with Another Plan: In the case of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Funds applicable to such Participants shall be transferred to the other trust fund only if:

                  (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

                  (b) Resolutions of the Board of Directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                  (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                                   ARTICLE XI

                           TOP-HEAVY PLAN REQUIREMENTS


12       General Rule: For any Plan Year for which this Plan is a Top-Heavy
Plan, as defined in Section 11.7, and despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Article XI.

         12.1 Vesting Provisions: Each Participant who has completed an Hour of Service after the Plan becomes top heavy and while the Plan is top heavy and who has completed the Vesting Service specified in the following table shall be vested in his Account under this Plan at least as rapidly as is provided in the following schedule:

           Vesting Service                  Vested Percent
         Less than 2 years                               0%
         2 but less than 3 years                        20%
         3 but less than 4 years                        40%
         4 but less than 5 years                        60%
         5 but less than 6 years                        80%
         6 years or more                               100%

If an Account becomes vested by reason of the application of the preceding schedule, it may not therefore be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which employer contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top heavy, the preceding schedule shall continue to apply with respect to any Participant who had at least three (3) years of service (as defined in Treasury Regulation Section 1.411(a)-8(b)(3)) as of the close of the last year that the Plan was top heavy. For all other Participants, the non-forfeitable percentage of their Accounts provided in the preceding schedule prior to the date the Plan ceases to be top heavy shall not be reduced, but future increases shall be made only in accordance with Section 6.1.

         12.2 Minimum Contribution Provisions: Each Participant who (i) is a Non-Key Employee, as defined in Section 11.8 and (ii) is employed on the last day of the Plan Year (regardless of whether or not such Participant has completed one thousand (1,000) Hours of Service) will be entitled to have contributions and forfeitures allocated to his Account of not less than three percent (3%) (the "Minimum Contribution Percentage") of the Participant's Compensation. This minimum allocation percentage shall be provided without taking Pre-Tax Contributions of Non-Key Employees into account. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of Compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including forfeitures) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the contributions (including forfeitures) made for such Key Employee by his total compensation (as defined in Section 415 of the Code). Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

                  Contributions considered under the first paragraph of this
Section 11.3 will include Employer contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 11.7 below), but will not include Employer contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top heavy is less than three percent (3%), amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

                  Employer Contributions made on behalf of Non-Key Employees that are taken into account to satisfy the Minimum Contribution Percentage shall not be treated as Employer Matching Contributions for purposes of determining the Actual Contribution Percentage under Article IV and must meet the nondiscrimination requirements of Section 401(a)(4) without regard to Section 401(m).

         12.3 Limitation on Contributions: In the event that the Company, other Employer or an Affiliate (hereinafter in this Article collectively referred to as a "Considered Company") also maintains a defined benefit plan providing benefits on behalf of Participants in this Plan, one of the two following provisions will apply:

                  (a) If for the Plan Year this Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" in Section 11.7, then the percentage of three percent (3%) used in Section 11.3 is changed to four percent (4%).

                  (b) If for the Plan Year this Plan would continue to be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)," in Section 11.7, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction will be calculated as set forth in Section 5.5 for the limitation year ending in such Plan Year by substituting "one (1.0)" for "one and twenty-five hundredths (1.25)" in each place such figure appears. This subsection
         (b) will not apply for such Plan Year with respect to any individual for whom there are no (i) Employer contributions, Forfeitures or voluntary non-deductible contributions allocated to such individual or
         (ii) accruals earned under the defined benefit plan. Furthermore, the transitional rule set forth in Section 415(e)(6)(B)(i) of the Code shall be applied by substituting "Forty-One Thousand Five Hundred Dollars ($41,500)" for "Fifty-One Thousand Eight Hundred Seventy-Five Dollars ($51,875)" where it appears therein.

         12.4 Coordination with Other Plans: If another defined contribution or defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of a Participant in this Plan, the other plan will be treated as part of this Plan pursuant to applicable principles prescribed by U.S. Treasury Regulations or applicable IRS rulings (such as Revenue Ruling 81-202 or any successor ruling) to determine whether this Plan satisfies the requirements of Sections 11.2 and 11.3 and to avoid inappropriate omissions or inappropriate duplication of minimum contributions. The determination will be made by the Plan Administrator upon the advice of counsel.

                  In the event a Participant is covered by a defined benefit plan which is top-heavy pursuant to Section 416 of the Code, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum.

         12.5 Distributions to Certain Key Employees: Notwithstanding any other provision of this Plan, the entire interest in this Plan of each Participant who is a Key Employee, by reason of clause (iii) of subparagraph (c) of Section 11.7 in the calendar year in which the Participant attains age seventy and one-half (70-1/2), shall commence to be distributed to such Participant not later than the April 1 following such calendar year.

         12.6 Determination of Top-Heavy Status: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Accounts under the Plan for Participants (including former Participants) who are Key Employees exceeds sixty percent (60%) of the aggregate of the Accounts of all Participants, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group in any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status if an individual has not performed one Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate Accounts of such individual shall not be taken into account.

                  For purposes of this Section, the capitalized words have the following meanings:

                  (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

                           (i) Each plan of a Considered Company in which a Key
                  Employee is a participant, and

                           (ii) Each other plan, including collectively
                  bargained plans, of a Considered Company which enables a plan in which a Key Employee is a participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders or the highly compensated or prescribing minimum participation standards.

         The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly compensated and to meet the minimum participation standards under the Code.

                  (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

                  (c) "Key Employee" means any employee or former employee under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

                           (i) An officer of a Considered Company having an
                  annual Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                                    (A) Fifty (50) employees; or

                                    (B) Ten percent (10%) of the employees or,
                           if greater than ten percent (10%), three (3) employees.

                           For this purpose, the highest paid officers shall be selected.

                           (ii) One of the ten (10) Employees owning (or
                  considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) the largest interests in the Considered Company. An employee who has some ownership interest is considered to be one of the top ten (10) owners unless at least ten (10) other employees own a greater interest than that employee. However, an employee will not be considered a top ten (10) owner for a Plan Year if the employee earns less than the maximum dollar limitation on annual additions to a Participant's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

                           (iii) Any person who owns (or is considered as
                  owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than five percent (5%) of the outstanding stock of a Considered Company or stock possessing more than five percent (5%) of the combined voting power of all stock of the Considered Company.

                           (iv) Any person who has an annual Compensation from
                  the Considered Company of more than One Hundred Fifty Thousand Dollars ($150,000) and who owns (or is considered as owning within the meaning of the constructive ownership rules of
                  Section 416(i)(1)(B) of the Code) more than one percent (1%) of the outstanding stock of the Considered Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Considered Company.

         For purposes of this subsection, annual Compensation includes all items includable as Compensation within the meaning of Section 11.7(k) and further includes the amount otherwise excludable from an employee's gross income by reason of Section 125, 402(e)(3) or 402(h)(1)(B) of the Code.

         For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (iii) and
         (iv), each Considered Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

                  (d) "Non-Key Employee" means any employee (and any Beneficiary of an employee) who is not a Key Employee.

                  (e) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph
         (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one (1) Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

         In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

                  (f) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan) or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                  (g) In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

                  (h) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                           (i) If the rollover contribution (or similar
                  transfer) is initiated by the employee and made to or from a plan maintained by another Considered Company, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account unless the plan accepted it before December 31, 1983.

                           (ii) If the rollover contribution (or similar
                  transfer) is not initiated by the employee or made from a plan maintained by another Considered Company, the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or such account.

                  (i) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee will be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision will apply following the end of such period of time.

                  (j) "Valuation Date" means for purposes for determining the present value of an accrued benefit as of the Determination Date the date determined as of the most recent valuation date which is within a twelve-month period ending on the Determination Date. For the first plan year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination

         Date or (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q.&A. T-25 of Treasury Regulations Section 1.416-1.

                  (k) For purposes of this Section, "Compensation" shall have the meaning given to it in Section 5.5(d)(6) of the Plan.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS


13       Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

         13.1 Controlling Law: This Plan shall be construed, regulated and administered under the laws of the State of Louisiana, the Savings Trust shall be construed, regulated and administered under the laws of the State of New Jersey, and the ESOP Trust shall be construed, regulated and administered under the laws of the Commonwealth of Massachusetts, all subject, however, to such determinations under the Plan as may be governed by ERISA, and related provisions of the Code.

         13.2 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

         13.3 Non-Alienability of Rights of Participants: No interest, right or claim in or to the part of the Trust Fund, attributable to the Pre-Tax Contribution Account, the After-Tax Contribution Account, the Employer Matching Contribution Account, the Rollover Account or the ESOP Account of any Participant, or any distribution of benefits therefrom, shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, claim or levy of any kind, voluntary or involuntary (excluding a levy for taxes filed upon the Plan by the Internal Revenue Service), including without limitation any claim asserted by a spouse or former spouse of any Participant, and the Trustees shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code. The Committee shall establish a written procedure to be used to determine the qualified status of such orders and to administer distributions under such orders. Further, to the extent provided under the qualified domestic relations order a former spouse of a Participant shall be treated as a spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Participant, the Committee may authorize the immediate distribution of the amount assigned to the

Participant's former spouse, to the extent permitted by law, from the Participant's Pre-Tax Contribution Account, After-Tax Contribution Account, Rollover Account and the vested portion of his Employer Matching Contribution Account and ESOP Account.

         13.4 Payments in Satisfaction of Claims of Participants: Any distribution to any Participant or his Beneficiary or legal representative, in accordance with the provisions of the Plan, of the interest in the Trust Fund attributable to his Pre-Tax Contribution Account and/or After-Tax Contribution Account, his Rollover Account and the vested portion of his Employer Matching Contribution Account and ESOP Account, shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee, the Company and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release of the Employer as a condition precedent to any payment or distribution under the Plan.

         13.5 Payments Due Minors and Incompetents: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due such person to be made to the guardian of the minor or the guardian of the estate of the incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

         13.6 Acceptance of Terms and Conditions of Plan by Participants: Each Participant, through execution of the application required under the terms of the Plan as a condition of participation herein, for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and the Trust Agreement and any subsequent amendments thereto, and all actions of the Committee and the Trustee hereunder. In consideration of the adoption of this Plan by the Employer, and the Contributions of the Employer to the Trust Fund, each Participant agrees by the execution of his application to participate herein to release and hold harmless to the extent permitted by ERISA the Employer, the Committee and the Trustee from any liability for any act whatsoever, past, present or future, performed in good faith in such respective capacities pursuant to the provisions of this Plan or the Trust Agreement.

         13.7 Impossibility of Diversion of Trust Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever revert to the Employer.

                  IN WITNESS WHEREOF, CENTRAL LOUISIANA ELECTRIC
COMPANY, INC. has executed these presents as evidenced by the signatures affixed hereto of its officers hereunto duly authorized, and by its corporate seal being affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this ______ day of _______________, 1994, effective as of January 1, 1994.

                                                CENTRAL LOUISIANA ELECTRIC
                                                COMPANY, INC.



                                                By
                                                  ------------------------------

                                                  Vice President


ATTEST:


-------------------------------
Secretary

(SEAL)

THE STATE OF LOUISIANA )

               PARISH  )
--------------
                  BEFORE ME, the undersigned authority, on this day personally appeared ______________________________, _____________________________ of
CENTRAL LOUISIANA ELECTRIC COMPANY, INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation, and that he executed the same as the act and deed of said corporation for the purposes and consideration therein expressed and in the capacity therein stated.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE this the _____ day of _________________, 1994.




                                            ------------------------------------
                                            Notary Public, State of Louisiana

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                       401(k) SAVINGS AND INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 1994)

                                 FIRST AMENDMENT

         Central Louisiana Electric Company, Inc., a Louisiana corporation (the "Company"), having established the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, as amended and restated effective January 1, 1994 (the "Plan"), and having reserved the right to amend the Plan under Section
10.03 thereof, does hereby amend the Plan, effective as of August 1, 1997, or as otherwise herein provided, as follows:

         14. The fourth paragraph in the Plan's Recitals is amended to read as follows:

                  The Central Louisiana Electric Company 401(k) Savings and Investment Trust established effective January 1, 1985, as amended and restated effective August 1, 1997, by Trust Agreement with UMB Bank, N.A., as trustee thereof, is intended to continue to effect and to form a part of this Plan. The Central Louisiana Electric Company 401(k) Savings and Investment Plan ESOP Trust, which was established effective April 2, 1991, and which was combined with the Central Louisiana Electric Company 401(k) Savings and Investment Trust pursuant to an amendment and restatement effective August 1, 1997, is also intended to form a part of this Plan. The Plan and Trust Agreement are also intended to meet the requirements of Sections 401(a), 401(k), and 501(a) of the Code, and of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

         15. The last two sentences of the fourth paragraph in Section 1.12 are deleted.

         16. Section 1.20 is amended to read as follows:

                  1.20 Entry Date: The Effective Date and any other day during the calendar year.

         17. Section 1.25 is amended to read as follows:

                  1.25 ESOP Trust: The Central Louisiana Electric Company 401(k) Savings and Investment Plan ESOP Trust established effective April 2, 1991, as amended and restated and combined with the Savings Trust effective August 1, 1997, and as thereafter may be amended.

         18. Section 1.26 is amended to read as follows:

                  1.26 ESOP Trustee: UMB Bank, N.A., a national banking association having its principal place of business at Kansas City, Missouri.

         19. Section 1.31 is amended to read as follows:

                  1.31 Investment Fund: One (1) of the Investment Funds established and held under the Trust Fund, as described in Section 8.1.

         20. Section 1.45 is amended to read as follows:

                  1.45 Savings Trust: Central Louisiana Electric Company 401(k) Savings and Investment Plan Trust as established effective January 1, 1985, as amended and restated effective August 1, 1997, and as thereafter may be amended.

         21. Section 1.46 is amended to read as follows:

                  1.46 Savings Trustee: UMB Bank, N.A., a national banking association having its principal place of business at Kansas City, Missouri.

         22. Section 1.53 is amended to read as follows:

                  1.53 Valuation Date: Each business day of the Plan Year. The last business day of each calendar quarter shall be the "quarterly Valuation Date," and the last day of December of each Plan Year shall be the "annual Valuation Date."

         23. The last sentence of the first paragraph of Section 3.1 is amended to read as follows:

         Each Employee who is not ineligible shall be eligible to participate in the Plan as of the Entry Date which coincides with his date of hire.

         24. Section 3.4 is amended to read as follows:

                  3.4 Application by Participants: Each Employee who shall become eligible to participate in the Plan and who shall desire to become a Participant shall complete an application in such form as may be prescribed by the Committee and in accordance with administrative procedures established by the Committee, in which the Participant shall elect to make Pre-Tax Contributions which total no more than sixteen percent (16%) of his Compensation, and shall designate the amount, if any, of his Pre-Tax Basic Contribution and Pre-Tax Excess Contribution, as contemplated under Section 4.2 hereof, and his choice of investment options under
         Section 8.1 hereof. Pre-Tax Contributions will begin as soon as administratively practicable after the application is filed.

         25. The last five words in existing paragraph (b) of Section 3.5 are deleted, and the following new language is inserted at the end of that paragraph:

         "Valuation Date which coincides with the date of distribution."

         26. The third sentence in Section 3.8 is amended to read as follows:

         Upon the re-employment of any person before he has a Break In Service, he shall participant in the Plan as of the date of his re-employment (if he is not ineligible), and he may be entitled to a new Employer Matching Contribution Account and ESOP Account if he had received no distribution by reason of his prior termination of Service.

         27. The first sentence in paragraph (a) of Section 3.8 is amended to read as follows:

         If the re-employed Employee was not a Participant in the Plan during his prior period of Service, he shall commence participation in the Plan on his date of re-employment (if he is not ineligible).

         28. The first sentence in the second paragraph of paragraph (a) in
Section 3.9 is amended to read as follows: If an individual is transferred to eligible employment covered by this Plan from employment with an Employer or Affiliate not covered by the Plan, he shall be eligible to participate in this Plan as of the date of his transfer.

         29. The second and third paragraphs of Section 4.2 are amended to read as follows:

                  Each Participant shall notify the Committee of the amount he elects to defer as a Pre-Tax Basic Contribution and as a Pre-Tax Excess Contribution, in accordance with administrative procedures established by the Committee, until such time as the Committee may authorize the discontinuance of the Pre-Tax Contributions according to uniform, nondiscriminatory policies which may be developed by the Committee. Each such election shall continue in effect during subsequent Plan Years unless the Participant shall notify the Committee of his election to change or discontinue his Pre-Tax Basic Contribution or his Pre-Tax Excess Contribution in accordance with administrative procedures established by the Committee.

                  A Participant may change the amount of his Pre-Tax Basic Contribution and/or Pre-Tax Excess Contribution at any time during the Plan Year by directing the Committee, in accordance with administrative procedures established by the Committee, to change the rate of the Contribution(s). A Participant may discontinue his Pre-Tax Basic Contribution and/or Pre-Tax Excess Contribution at any time during the Plan Year by directing the Committee, in accordance with administrative procedures established by the Committee, to discontinue the deferral of his Compensation.

         30. The following new paragraph is added at the end of Section 4.2:

                  The Committee may, as a part of the administrative procedures it establishes and in lieu of written procedures contemplated in this Plan, authorize use of an "automated response unit" which generates written acknowledgments of transactions.

         31. Section 4.4 is amended to read as follows:

                  4.4 Actual Deferral Percentage Limits: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

                           (a) The Actual Deferral Percentage of Compensation
                  for the eligible non-Highly Compensated Employees times 1.25, or

                           (b) The lesser of (i) the Actual Deferral Percentage
                  of Compensation for the eligible non-Highly Compensated Employees times 2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two (2) percentages points or such lesser amount as the Secretary of Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                           "Highly Compensated Employee" shall mean any Employee
                  and any employee of an Affiliate who is a highly compensated employee under Section 414(q) of the Code, including any Employee and any employee of an Affiliate who

                                    (i) during the current Plan Year or prior
                           Plan Year, was at any time a five percent (5%) owner; or
                                    (ii) received Compensation (as defined in
                           Section 5.5(d)(6)) during the prior Plan Year in excess of $80,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code Section 414(q)(1), and if the Employer so elects, the Employee was in the "top-paid group" (top twenty percent (20%) of payroll, ranked by Compensation) for such Plan Year, excluding Employees described in Code Section 414(q) and applicable regulations.

                           The Actual Deferral Percentage for any Highly
                  Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of this Section are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         32. Section 4.5 is amended to read as follows:

                  4.5 Reduction of Pre-Tax Contribution Rates: If, on the basis of the Pre-Tax Contribution rates elected by Participants for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 4.4 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 4.4. The reductions in Pre-Tax Contribution rates may be made proportionately or in the order provided in Section 4.7.

         33. The last three sentences in the first paragraph of Section 4.7 are deleted.

         34. The last two sentences in the third paragraph of Section 4.7 are deleted and the following sentences are inserted in their place:

         Excess Pre-Tax Contributions shall be adjusted in the following manner:
         The Highly Compensated Employee having the largest amount of Pre-Tax Contributions shall have his portion of excess Pre-Tax Contributions distributed to him until one of the tests in (a) or (b) of Section 4.4 is satisfied, or until his Pre-Tax Contributions equal the Pre-Tax Contributions of the Highly Compensated Employee having the second largest amount of Pre-Tax Contributions. This process shall continue until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 4.4.

         35. The second and third sentences in the fourth paragraph of Section
4.7 are deleted.

         36. Section 4.8 is deleted in its entirety.

         37. The second full paragraph in Section 4.10 (the paragraph immediately following paragraph (b)) is deleted.

         38. Section 4.11 is amended to read as follows:

                  4.11 Treatment of Excess Aggregate Contributions or ESOP
         Contributions: If neither of the tests described above in Section 4.10 is satisfied with respect to either Aggregate Contributions or ESOP Contributions, the excess Aggregate Contributions or ESOP Contributions (as applicable), plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions or ESOP Contributions (as applicable) were made. The income and loss attributable to the Participant's excess Aggregate Contributions or ESOP Contributions (as applicable) for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution or ESOP Contributions (as applicable), and the denominator of which is the Participant's total Account balance. Excess Aggregate Contributions or ESOP Contributions shall be treated as Annual Additions under Section 5.5 of the Plan.

                  The excess Aggregate Contributions or ESOP Contributions (as applicable), if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 4.10 and then reducing the Contribution Percentage of some or all of such Participants whose Contribution Percentage exceeds the maximum by an amount of sufficient size to reduce the overall Contribution Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies (a) or (b) of
         Section 4.10. Excess Aggregate Contributions or ESOP Contributions (as applicable) shall be adjusted in the following manner: The Highly Compensated Employee having the largest amount of Aggregate Contributions or ESOP Contributions (as applicable) shall have his vested portion of the excess Aggregate Contributions or ESOP Contributions (as applicable), plus any income and minus any loss attributable thereto, distributed to him and, if forfeitable, shall forfeit such non-vested excess Aggregate Contributions or ESOP Contributions (as applicable), plus any income and minus any loss attributable thereto, until one of the tests in (a) or (b) of Section
         4.10 is satisfied, or until his remaining amount equals the amount of Aggregate Contributions or ESOP Contributions (as applicable) of the Highly Compensated Employee having the second largest amount. This process shall continue until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 4.10. For each Participant who is a Highly Compensated Employee, the amount of excess Aggregate Contributions or ESOP Contributions (as applicable) is equal to the total Employer Contributions on behalf of the Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent (1%) of the Employee's Compensation as such term is used in paragraph (b) of Section 4.10.

         39. Section 4.12 is deleted in its entirety.

         40. The first sentence of Section 5.2 is amended to read as follows:

         A valuation of the Trust Funds shall be made as of each Valuation Date.

         41. The second sentence of Section 5.2 is deleted.

         42. The first two sentences of paragraph (d) of Section 5.3 (preceding the colon) are amended to read as follows:

         Any Employee who is a Participant, or who would be a Participant but for a failure to satisfy the participation requirements of Article III may, with the approval of the

         Administrator, make a contribution to a Rollover Account under the Plan. Such an Account shall be in cash and shall be a contribution attributable to:

         43. Subparagraph (a)(4)(A) of Section 5.5 is amended to read as follows:

         If any such Excess Amounts shall then remain, the Participant's Pre-Tax Contributions, and any earnings attributable thereto, shall be returned to him to the extent such returned Contributions would reduce the Excess Amount.

         44. The first sentence to the last paragraph of Section 6.6 (identified as paragraph (c)) is amended to read as follows:

         As installments payable in cash over a period certain not extending beyond ten (10) years.

         45. Section 6.9 is amended to read as follows:

                  6.9 Required Minimum Distributions: Notwithstanding any provision of this Plan to the contrary, any benefits to which a Participant is entitled shall commence no later than the April 1 following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70-1/2), or (b) the calendar year in which the Participant retires; provided, however, that in the case of a Participant who is a "five percent owner" (as defined in Section 401(a)(9) of the Code), benefits shall commence no later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70- 1/2). Such distribution shall be at least equal to the required minimum distributions under the Code; however, any installment distributions pursuant to this Section 6.9 to Participants who have not terminated employment shall be made over a period not to exceed ten (10) years. For purposes of this Section 6.9, the life expectancy of a Participant and/or a Participant's spouse shall not be redetermined annually.

         46. Section 7.1 is amended to read as follows:

                  7.1 Withdrawal of Pre-Tax Contribution Account on or After Age 59-1/2: A Participant who has attained age fifty-nine and one-half (59-1/2) may elect, by giving notice in accordance with administrative procedures established by the Committee and following such other rules and procedures as may be prescribed from time to time by the Committee on a uniform and nondiscriminatory basis, to withdraw the entire amount of his After-Tax Contribution Account, his Rollover Account, or his Pre-Tax Contribution Account.

         47. Section 7.2 is amended to read as follows:

                  7.2 Withdrawal of After-Tax Contributions and Rollover
         Account: Pursuant to notice given in accordance with administrative procedures established by the Committee and subject to the conditions of Section 7.3, each Participant may elect to withdraw as of any business day during the Plan Year, an amount specified by the Participant which may be attributable to (a) his After-Tax Contributions under the Original Plan, or (b) his Rollover Account, determined as of the Valuation Date which coincides with such withdrawal date.

         48. Section 7.3 is amended to read as follows:

                  7.3 Conditions of Withdrawals of After-Tax Contributions and Rollover Account: In making a withdrawal pursuant to Section 7.2, no Participant shall be permitted to withdraw less than $500, or the combined balance of his After-Tax Contribution Account and his Rollover Account, if their combined total is less than $500. Except as provided under Article VI and Sections 7.1 and 7.4 hereof, no withdrawals shall be permitted from a Participant's Pre-Tax Contribution Account, Employer Matching Contribution Account, or ESOP Account.

         49. Section 7.4 is amended to read as follows:

                  7.4 Hardship Withdrawals from Pre-Tax Contribution Account: A Participant may at any time, in accordance with administrative procedures established by the Committee, make a request for a hardship withdrawal in either a dollar amount or a percentage figure from his Pre-Tax Contribution Account. Notwithstanding the foregoing, however, no Participant may withdraw any Income of the Trust Fund allocated to his Pre-Tax Contribution Account on or after January 1, 1989. The approval or disapproval of such request shall be made within the sole discretion of the Committee, except that no such request for a withdrawal shall be approved unless the Participant has certified in writing that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources available to the Participant. The amount of the hardship withdrawal shall be limited to that amount which is required to meet the immediate financial need created by the hardship, including anticipated federal and state income taxes and penalties resulting from the distribution. The hardship withdrawal shall be made in cash as soon as practicable after the Participant submits the hardship request, and the dollar amount withdrawn shall be determined by reference to the value of the Pre-Tax Contribution Account as of the Valuation Date coincident with the date of the withdrawal.

                  A Participant who receives a hardship withdrawal shall be prohibited from making pre-tax contributions to this Plan and any other plan maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for the twelve (12) consecutive months following the date of distribution. The following standards (or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied on a uniform and non-discriminatory basis in determining the existence of such a hardship:

                           (a) A financial need shall be considered immediate if
                  it must be satisfied in substantial part within a period of twelve (12) months from the date on which the Participant certifies his eligibility for a hardship withdrawal.

                           (b) To be considered a hardship for purposes of this
                  Section, the event giving rise to the need for funds must relate to financial hardship resulting from:

                                    (1) expenses previously incurred for medical
                           care (described in Code Section 213(d)) or expenses that are necessary to incur in order to obtain medical care (as evidenced by a written estimate thereof) for the Participant, the Participant's spouse, or the Participant's dependents (as defined in Code Section 152);

                                    (2) purchase (excluding mortgage payments)
                           of a principal residence for the Participant;

                                    (3) payment for tuition for the next twelve
                           (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Code Section 152);

                                    (4) the need to prevent the eviction of the
                           Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                                    (5) payment for funeral expenses for the
                           Participant's spouse or the Participant's dependents (as defined in Code Section 152).

                  A person shall be considered to be economically dependent on the Participant if the Participant certifies that he reasonably expects to be entitled to claim that person as a dependent for federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made.

         50. The first sentence of Section 7.5 is amended to read as follows:

         From and after October 1, 1989, any Participant who is a "party in interest" (as defined in Section 3(14) of ERISA) (hereinafter "Borrower") may make application, in accordance with administrative procedures established by the Committee, to borrow from his Pre-Tax Contribution Account, his Rollover Account, or his Employer Matching Contribution

         Account (to the extent that the Account contains Employer matching Contributions) in the Trust Fund, and the Committee in its sole discretion may permit such a loan.

         51. Paragraph (f) of Section 7.5 is amended to read as follows:

                  (f) A request by a Borrower for a loan shall be made in accordance with administrative procedures established by the Committee and shall specify the amount of the loan. If a Borrower's request for a loan is approved, the loan shall be made in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by redeeming proportionately as of the date of payment the Investment Fund or Funds, or portions thereof, that are credited to the Pre-Tax Contribution Account, Rollover Account, and Employer Matching Contribution Account of such Borrower; provided, however, that, effective October 1, 1997, no withdrawals shall be made from the Common Stock Fund prior to the full depletion of all other Funds.

         52. Paragraph (h) of Section 7.5 is amended to read as follows:

                  (h) Only one loan may be outstanding for a Borrower at any given time.

         53. Section 8.1 is amended to read as follows:

         8.1 Investment of Trust Funds:

                  (a) Investment Funds: Except as provided in Article VII with respect to Plan loans and as provided below with respect to the ESOP Fund, the Trust Fund shall be invested in separate Investment Funds chosen and established by the Committee. The Committee may adjust the number and types of Investment Funds to be established or discontinued as it deems advisable. One such Investment Fund, however, shall be the Common Stock Fund, which shall be invested and reinvested in the Common Stock of the Company. The Trustee, the Committee, or a recordkeeper designated by the Committee shall maintain records for each Participant's After-Tax Contribution Account, Employer Matching Contribution Account, Pre-Tax Contribution Account, and Rollover Account, if any, that reflect the value of each Participant's share of the Investment Funds.

                  (b) Investment Directions: The Participant shall have the right to direct the Committee to instruct the Savings Trustee to invest his Pre-Tax Contributions and contributions to his Rollover Account and the earnings and accretions thereon in any of the Investment Funds established by the Committee.

                  Each Participant shall elect an investment option at the time he begins participating in the Plan. Through notice to the Committee given pursuant to administrative procedures established by the Committee, a Participant may change his instructions with respect to the investment of his Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions, and Rollover Contributions to the Trust Fund. A participant who desires to change his instructions in this manner may direct that the funds in his Future Pre-Tax Accounts be transferred (in no more than one percent (1%) increments) among the Investment Funds.

                  All earnings realized to the Trust Fund (including, but not limited to, dividends, capital gains, and interest) on an Investment Fund that are not reflected in the value of a share in that Investment Fund will be allocated to Participants' accounts. They will be allocated to a Participant's account in the same proportion the Participant's share of the Investment Fund (disregarding the earnings to be allocated) bears to the total value of the Investment Fund (disregarding the earnings to be allocated), both to be determined as of the date the earnings are realized. Notwithstanding the foregoing, the Committee may direct that dividends paid with respect to shares in the ESOP Fund be distributed on an annual basis or more frequently in order that the deduction under Code Section 404(k) be available to the Company, in which event income that constitutes dividends on shares of Company Stock in the ESOP Fund shall not be invested in Company Stock but shall be temporarily invested in cash equivalents until distribution to Participants. In making payments in respect to Exempt Loans, the Trustee shall utilize income and ESOP Contributions as is specified in Section 5.3 hereof; namely, that income shall be first used to fund principal payments and ESOP Contributions shall be first used to fund interest payments. All purchases of Company Stock shall be made at prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock. Pending such investment or application of cash, the ESOP Trustee may retain cash uninvested without liability for interest if it is prudent to do so, or may invest all or any part thereof in Treasury Bills, commercial paper, and like holdings.

         54. The first sentence in Section 8.2 is amended to read as follows:

         Effective January 1, 1992, each qualified Participant (as defined herein) may elect within ninety (90) days after the close of each Plan Year in the qualified election period (as defined herein) to direct the change of the investment of at least twenty-five percent (25%) of the total number of shares of Company Stock allocated to the Participant's ESOP Account at the time of such election.

         55. The first sentence of paragraph (g) of Section 11.7 is amended to read as follows:

         In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the Determination Date, unless already reflected in the value of the accrued benefit or account balance as of the date the determination is made.

         56. The first sentence of paragraph (j) of Section 11.7 is amended to read as follows:

         "Valuation Date" means, for purposes of determining the present value of an accrued benefit as of the Determination Date, the Determination Date.

         IN WITNESS WHEREOF, Central Louisiana Electric Company, Inc., has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidence by any executed copy hereof, this ________ day of _______________, 1997, but effective as of the dates specified herein.

                                                    CENTRAL LOUISIANA ELECTRIC
                                                    COMPANY, INC.



                                                    By
                                                      --------------------------

ATTEST:


--------------------
Secretary

[SEAL]



                                                    UMB BANK, N.A.
                                                    TRUSTEE



                                                    By
                                                      --------------------------

                                CLECO CORPORATION
                       401 (k) SAVINGS AND INVESTMENT PLAN

               (As Amended and Restated Effective January 1, 1994)

                                Second Amendment

         Cleco Corporation, a Louisiana corporation, having established the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, as amended and restated effective January 1, 1994 (the "Plan") and having reserved the right under Section 10.03 to amend the Plan, does hereby amend the Plan to document the change in the Company's name from Central Louisiana Electric Company, Inc., to Cleco Corporation, effective April 27, 1998, as follows:

         57. The name of the Plan is hereby changed to the " Cleco Corporation 401 (k) Savings and Investment Plan."

         2. Section 1.9 of the Plan is hereby amended in its entirety to read as follows:

                  " 1.9 Company: Cleco Corporation, a Louisiana corporation, or a successor to Cleco Corporation in the ownership of substantially all of its assets."

         IN WITNESS WHEREOF, Cleco Corporation has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this ____ day of _______________, 1998, but effective as of the date specified herein.


                                                   CLECO CORPORATION

                                                   By:
                                                      --------------------------
Attest:

---------------------------
Secretary

                                CLECO CORPORATION
                       401(k) SAVINGS AND INVESTMENT PLAN

                                 AMENDMENT NO. 3


WHEREAS, Cleco Corporation ("Cleco"), a corporation organized and existing under the laws of the State of Louisiana, maintains the 401(k) Savings and Investment Plan, most recently amended and restated effective as of January 1, 1994, which plan is intended to be a qualified employee benefit plan within the meaning of
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Plan");

WHEREAS, the Board of Directors of Cleco possesses the authority to amend the Plan, pursuant to Section 10.3 thereof;

NOW, THEREFORE, effective as of January 1, 1999, the Plan shall be amended as follows:

                                      I.

Section 1.10 of the Plan, entitled "Company Stock," shall be amended and restated in its entirety as follows:

               Company Stock: Stock of the Company or an Affiliate which shall meet one of the following requirements:

               (a)Such stock may be common stock of the Company or an Affiliate which is readily tradeable on an established securities market;

               (b)If there is no such readily tradeable common stock, then the term "Company Stock" shall mean company stock issued by the Company or an Affiliate having a combination of voting power and dividend rights equal to or in excess of (i) the class of common stock of the Company (or an Affiliate) having the greatest voting power and (ii) the class of common stock of the Company (or an Affiliate) having the greatest dividend rights;

               (c)"Company Stock" may be non-callable preferred stock issued by the Company (or an Affiliate thereof) that is convertible to any stock that meets the requirements of the applicable subparagraph
               (a) or (b) above and if such conversion is at a conversion price which (determined as of the date of acquisition by the Plan) is reasonable. For purposes of this subparagraph (c), preferred stock shall be traded as non-callable if, after the call, there is a reasonable opportunity for a conversion which meets the requirements of this paragraph.

                                       II.

Section 8.3 of the Plan, entitled "Voting of Company Stock; Exercise of Other Rights," shall be amended and restated in its entirety as follows:

               (a)Voting rights with respect to shares of Company Stock in the ESOP Fund allocated to the ESOP Accounts of Participants and shares in the Company Stock Fund allocated to the Accounts of Participants shall be voted by the Trustees in such manner as may be directed by the respective Participants, with fractional shares being voted on a combined basis to the extent possible to reflect the direction of the voting Participants. If the Trustees shall not receive timely instruction from a Participant, the Trustees shall not vote any shares of Company Stock with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in the matter. The Trustees shall vote shares of Company Stock held in the Stock Suspense Account in accordance with the instructions of the Administrator.

               (b)In the event that there is a tender offer or exchange offer for outstanding shares of Company Stock, rights with respect to the tender offer or exchange offer shall be exercised by the Trustee in accordance with the instructions of the Administrator.

               (c)Solicitation of exercise of Participants' voting rights by management of the Company and others under a proxy or consent provision applicable to all holders of Company Stock shall be permitted. Solicitation of exercise of Participant tender or exchange offer rights by management of the Company and others shall be permitted. The Trustees shall notify Participants of each occasion for the exercise of voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders by the Company regarding the exercise of such rights. Copies of Company written communications to Participants relating to each opportunity for Participant exercise of rights under this Section 8.3 shall be promptly furnished to the Trustees. The instructions received by the Trustees from Participants shall be held by the Trustees in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or its Affiliates.

               In the event any shares of Company Stock held in the Stock Suspense Account are tendered or exchanged pursuant to this
               Section 8.3, the proceeds shall at the direction of the Administrator either (i) if and to the extent the proceeds are attributable to unallocated Company Stock be used to repay installment purchase or other indebtedness used to purchase the Company Stock to which such proceeds are attributable, (ii) be reinvested in Company Stock, or (iii) be invested in such other investment as the Administrator deems appropriate.

THIS AMENDMENT NO. 3 was executed in multiple counterparts, each of which shall be deemed an original, this ____ day of February, 1999.


                                          CLECO CORPORATION


                                          By:
                                             -----------------------------------

                                          Its:
                                              ----------------------------------